As filed with the Securities and Exchange Commission on September 19, 1997
                                    Registration Nos. 333-34675 and 333-34675-01

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------


       NEW YORK BANCORP INC.                   NEW YORK BANCORP CAPITAL TRUST
(Exact name of registrant as specified    (Exact name of registrant as specified
           in its Charter                        in its Declaration of Trust)


          Delaware                                           Delaware
(State or other jurisdiction of                  (State or other jurisdiction of
incorporation or organization)                    incorporation or organization)


            6035
(Primary standard industrial                        (Primary standard industrial
 classification code number)                         classification code number)


            11-2869250                                  APPLIED FOR
(l.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)


                                                C/O NEW YORK BANCORP INC.
     241-02 NORTHERN BOULEVARD                  241-02 NORTHERN BOULEVARD
    DOUGLASTON, NEW YORK 11362                 DOUGLASTON, NEW YORK 11362
          (718) 631-8100                             (718) 631-8100
  (Address, Including Zip Code, and        (Address, Including Zip Code, and
Telephone Number, Including Area Code,    Telephone Number, Including Area Code,
     of Registrant's Principal                   of Registrant's Principal
        Executive Offices)                          Executive Offices)


                            Michael A. McManus, Jr.
                     President and Chief Executive Officer
                             New York Bancorp Inc.
                           241-02 Northern Boulevard
                          Douglaston, New York 11362
                                (718) 631-8100
                    (Name and Address, Including Zip Code,
       and Telephone Number, Including Area Code, of Agent For Service)

                                  Copies to:
                                  ----------
   Dennis J. Block, Esq.                             Frank M. Conner, III, Esq.
Weil, Gotshal & Manges LLP                               Alston & Bird LLP
     767 Fifth Avenue                             601 Pennsylvania Avenue, N.W.
 New York, New York 10153                            North Building, Suite 250
      (212) 310-8000                                Washington, D.C. 20004-2601
                                                           (202) 508-3300


      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, please check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              -------------------


      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE OR UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


NYFS10...:\81\65281\0001\1819\REG8157R.28F

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securuties laws of any such state.




                 SUBJECT TO COMPLETION, DATED SEPTEMBER 19, 1997


SUBSCRIPTION OFFERING
PROSPECTUS

                          2,000,000 CAPITAL SECURITIES
                         NEW YORK BANCORP CAPITAL TRUST
                  8.00% CONVERTIBLE TRUST PREFERRED SECURITIES
                  (LIQUIDATION AMOUNT $25 PER CAPITAL SECURITY)
          FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY
                              NEW YORK BANCORP INC.


    The 8.00% Convertible Trust Preferred Securities (the "Capital Securities") offered hereby represent preferred undivided beneficial interests in the assets of New York Bancorp Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"). New York Bancorp Inc., a Delaware corporation ("NYB" or the "Company"), will be the owner of all the beneficial interests represented by the common securities of the Trust (the "Common Securities" and, together with the Capital Securities, the "Trust Securities"). The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in 8.00% Junior Convertible Subordinated Debentures (the "Junior Subordinated Debentures") to be issued by NYB. The Junior Subordinated Debentures will mature on October 31, 2027 (the "Stated Maturity Date"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Capital Securities -- Subordination of Common Securities." The Company intends to apply to have the Capital Securities approved for listing on the New York Stock Exchange, Inc. ("NYSE") subject to official notice of issuance.

    Each Capital Security is convertible in the manner described herein at the option of the holder thereof, at any time prior to the earlier of (i) 5:00 p.m. (New York City time) on the Business Day (as defined herein) immediately preceding the date of repayment of such Capital Security, whether at maturity or upon redemption, and (ii) 5:00 p.m. (New York City time) on the Conversion Termination Date (as defined herein), if any, into a number of shares of the Company's common stock, par value $.01 per share (the "Common Stock") that equals the quotient obtained by dividing (i) $25 by (ii) 110% of the average of the daily last reported sale prices of the Common Stock for the 10 consecutive trading days immediately preceding the date of the Public Offering Prospectus (as defined herein) or, in the event all of the Capital Securities offered hereby are sold in the Subscription Offering (as defined herein), for the 10 consecutive trading days immediately preceding the Subscription Offering Expiration Date (as defined herein), in each case as reported on the NYSE Composite Tape, subject to adjustment in certain circumstances. See "Description of Capital Securities -- Conversion Rights." The Common Stock is listed on the NYSE under the symbol "NYB." On September 16, 1997, the last reported sale price of the Common Stock on the NYSE Composite Tape was $30.3125 per share.

    The Capital Securities offered hereby are being offered in a subscription offering (the "Subscription Offering") through nontransferable subscription rights ("Subscription Rights") granted to holders of record of the Common Stock on September 18, 1997 ("Eligible Subscribers"). The Subscription Offering is being made by The Bank of New York, as sales agent (the "Sales Agent"). All Capital Securities offered hereby and not sold in the Subscription Offering, if any, will be offered in a public offering (the "Public Offering" and, together with the Subscription Offering, the "Offerings") by Keefe, Bruyette & Woods, Inc., as underwriter (the "Underwriter"). See "The Offerings."

    The Information Agent for the Subscription Offering is Beacon Hill Partners, Inc. Eligible Subscribers should contact the Information Agent with any questions or if they need additional copies of this Prospectus or any other document at 1-800-854-9486.

                                                      (continued on next page)

    FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING AN INVESTMENT IN THE CAPITAL SECURITIES, SEE "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE COMMISSION PASSED UPON THE ACCURACY OR
      ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

 THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT
        INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                              GOVERNMENTAL AGENCY.

===========================================================================================
                                                 UNDERWRITING DISCOUNT     PROCEEDS TO
                              OFFERING PRICE        AND AGENT FEES (1)     THE TRUST(2)(3)
-------------------------------------------------------------------------------------------
Per Capital Security.........       $25.00                 (2)                $25.00
-------------------------------------------------------------------------------------------
Total........................    $50,000,000               (2)              $50,000,000
===========================================================================================



(1) The Company and the Trust have agreed to indemnify the Sales Agent in the Subscription Offering and the Underwriter in the Public Offering against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "The Offerings."
(2) As the proceeds of the sale of the Capital Securities will be invested in the Junior Subordinated Debentures, the Company has agreed to pay to the Sales Agent and the Underwriter certain fees for their services in the Subscription Offering and the Public Offering. For a discussion of the fees to be paid to the Sales Agent and the Underwriter, see "The Offerings."
(3) Before deducting expenses of the Offerings which are payable by the Company, estimated at $1,020,000.


                 The date of this Prospectus is ________, 1997.

(continued from previous page)


      All Capital Securities offered in the Subscription Offering and, if applicable, the Public Offering will be offered at the "Offering Price," equal to the liquidation amount of $25.00 per Capital Security (the "Liquidation Amount"). No Eligible Subscriber is required to subscribe for Capital Securities in the Subscription Offering. The nontransferable Subscription Rights will expire unless exercised by not later than 5:00 p.m. (New York City time) on October __, 1997, unless otherwise extended by the Company. Eligible Subscribers who wish to subscribe for the Capital Securities should deliver their Subscription Form and payment to the Sales Agent not later than 5:00 p.m. (New York City time) on October __, 1997, unless the Subscription Offering is otherwise extended, in which event such Subscription Form and payment should be delivered not later than 5:00 p.m. (New York City time) on the date to which the Subscription Offering has been extended. An executed Subscription Form, once accepted, may not be modified, amended or rescinded without the consent of the Company and the Trust. See "The Offerings."

      Holders of the Capital Securities will be entitled to receive cumulative cash distributions, accumulating from the original date of issuance of the Capital Securities (the "Issue Date") and payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing January 31, 1998, at the annual rate of 8.00% of the Liquidation Amount of $25.00 per Capital Security ("Distributions"). So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Company will have the right to defer payments of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may end on a day other than an Interest Payment Date (as defined herein) or extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period, subject to the requirements set forth herein. If and for so long as interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Trust Securities also will be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or to make any payment with respect to debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will continue to accumulate) at the rate of 8.00% per annum, compounded quarterly (to the extent permitted by applicable law), and holders of Trust Securities will be required to accrue interest income for United States federal income tax purposes prior to receipt of cash payments attributable to such interest income. See "Description of Junior Convertible Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations -- Interest, Original Issue Discount, Premium and Market Discount."


      The Company will, through the Guarantee, the Common Guarantee, the Declaration, the Junior Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Trust Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee -- Full and Unconditional Guarantee." The Guarantee and the Common Guarantee will guarantee payments of distributions and payments on liquidation or redemption of the Trust Securities, but in each case only to the extent that the Trust holds funds on hand legally available therefor and has failed to make such payments, as described herein. See "Description of the Guarantee." If the Company fails to make a required payment on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including distributions, on the Trust Securities. The Guarantee and the Common Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment to such holder of accrued but unpaid interest on the Junior Subordinated Debentures with a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder. See "Description of Junior Convertible Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities." The obligations of the Company under the Junior Subordinated Debentures, the Guarantee and



                                      (ii)
the Common Guarantee will be unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness (as defined herein) of the Company to the extent and in the manner set forth in the Indenture and the Guarantees. See "Description of Junior Convertible Subordinated Debentures -- Subordination."


      The Trust Securities will be subject to mandatory redemption in a Like Amount (as defined herein), (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures at a redemption price equal to the principal amount of, plus accrued and unpaid interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole but not in part, at any time, contemporaneously with the optional prepayment of all of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein), at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and (iii) in whole or in part, on or after October 31, 2001 (the "Initial Optional Prepayment Date"), contemporaneously with the optional prepayment by the Company of all or a part of the Junior Subordinated Debentures, at a redemption price equal to the Optional Prepayment Price (as defined herein) (the "Optional Redemption Price"). Any of the Maturity Redemption Price, the Special Event Redemption Price and the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Capital Securities -- Redemption."

      The Junior Subordinated Debentures will be prepayable prior to the Stated Maturity Date at the option of the Company (i) on or after the Initial Optional Prepayment Date, in whole or in part, at a prepayment price (the "Optional Prepayment Price") equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of prepayment, or (ii) at any time, in whole but not in part, upon the occurrence and continuation of a Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the date of prepayment. Either of the Optional Prepayment Price or the Special Event Prepayment Price may be referred to herein as the "Prepayment Price." See "Description of Junior Convertible Subordinated Debentures -- Optional Prepayment" and " -- Special Event Prepayment."

      In addition to the rights of the Company to redeem the Capital Securities under the circumstances described in this Prospectus, the Company also will have the right to terminate the convertibility of the Capital Securities into Common Stock as described in this paragraph. If for at least 20 trading days within any period of 30 consecutive trading days ending on or after October 31, 2001, including the last trading day of such period, the Closing Price (as defined herein) of the Common Stock exceeds 110% of the then applicable Conversion Price of the Capital Securities, the Company may, at its option, terminate the right to convert the Junior Subordinated Debentures into Common Stock, in which case the right to convert the Capital Securities into Common Stock will likewise terminate. To exercise this conversion termination option, the Company must cause the Trust to issue a press release announcing the date upon which conversion rights will expire (the "Conversion Termination Date"), prior to the opening of business on the second trading day after a period in which the condition in the preceding sentence has been met, but in no event may such press release be issued prior to October 31, 2001. The Conversion Termination Date shall be a Business Day not less than 30 and not more than 60 days following the date of the press release. See "Description of Capital Securities -- Conversion Rights."


      The Company, as the holder of the outstanding Common Securities, will have the right at any time to dissolve the Trust and after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause a Like Amount of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of the Capital Securities. Unless the Junior Subordinated Debentures are distributed to the holders of the Trust Securities, in the event of a liquidation of the Trust as described herein, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $25.00 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "Certain Federal Income Tax Considerations -- Receipt of Junior Subordinated Debentures Upon Liquidation of the Trust" and " -- Sale or Redemption of Capital Securities."



                                      (iii)

      As used herein, (i) the "Indenture" means the Indenture, to be dated on or prior to the Issue Date, as amended and supplemented from time to time, between the Company and The Bank of New York, as trustee (the "Debenture Trustee"), relating to the Junior Subordinated Debentures, (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust, to be dated on or prior to the Issue Date, among the Company, as Sponsor, The Bank of New York, as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware Trustee (the "Delaware Trustee" and, collectively with the Property Trustee, the "Issuer Trustees"), the Administrators named therein (the "Administrators") and the holders from time to time of the Trust Securities,
(iii) the "Guarantee" means the Guarantee Agreement relating to the Capital Securities, to be dated on or prior to the Issue Date, between the Company and The Bank of New York, as trustee (the "Guarantee Trustee") and (iv) the "Common Guarantee" means the Guarantee Agreement relating to the Common Securities by the Company, to be dated on or prior to the Issue Date.


      IN CONNECTION WITH THE PUBLIC OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS THAT STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CAPITAL SECURITIES AND OF THE COMPANY'S COMMON STOCK AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.



                                      (iv)

                              AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement and exhibits thereto. In addition, certain documents filed by the Company with the Commission have been incorporated in this Prospectus by reference. See "Incorporation of Certain Documents by Reference." For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and the documents incorporated herein by reference. Statements contained in this Prospectus as to the contents of any instrument, agreement or other document do not purport to be complete and in each instance reference is made to the copy of such instrument, agreement or other document, copies of which are available from the Company as described below, each such statement being qualified in all respects by such reference.

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning the Company can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

      No separate financial statements of the Trust have been included herein. Neither the Company nor the Trust consider that such financial statements would be material to holders of the Capital Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in Junior Subordinated Debentures issued by the Company, and
(iii) the Company's obligations described herein to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of the Trust under the Indenture and any supplemental indenture thereto and pursuant to the Declaration of the Trust, the Guarantee issued with respect to the Capital Securities issued by the Trust, the Junior Subordinated Debentures purchased by the Trust and the related Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Capital Securities. See "Description of Junior Convertible Subordinated Debentures" and "Description of the Guarantee." In addition, the Company does not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed with the Commission by the Company pursuant to Sections 13 and 14 of the Exchange Act are incorporated by reference in this
Prospectus:

      (1)   Annual Report on Form 10-K for the fiscal year ended September 30,
            1996;

      (2) Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996, March 31, 1997 and June 30, 1997, respectively; and

      (3)   Current Report on Form 8-K, dated January 2, 1997.

      All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference in this Prospectus, and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus or any supplement thereto to the extent that a statement contained herein or therein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents), as well as a copy of the Declaration, the Indenture, the Junior Subordinated Debentures, the Guarantee and the other documents described herein. Requests for such copies should be directed to New York Bancorp Inc., 241-02 Northern Boulevard, Douglaston, New York 11362. Attention: Linda Bishop, Telephone (718) 631-8100.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain of the statements contained in this Prospectus and in documents incorporated herein by reference that are not historical facts, including, without limitation, statements of future expectations, projections of results of operations and financial condition, statements of future economic performance and other forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from those contemplated in such forward-looking statements. In addition to the specific matters referred to herein, including, without limitation, those noted under the caption "Risk Factors," important factors which may cause actual results to differ from those contemplated in such forward-looking statements include: (i) the results of the Company's efforts to implement its business strategy; (ii) the effect of economic conditions and the performance of borrowers; (iii) actions of the Company's competitors and the Company's ability to respond to such actions; (iv) the cost of the Company's capital, which may depend in part on the Company's portfolio quality, ratings, prospects and outlook; (v) changes in governmental regulation, tax rates and similar matters; and (vi) other risks detailed in the Company's other filings with the Commission.

                               PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the more detailed information appearing elsewhere in, or incorporated by reference into, this Prospectus.

                              NEW YORK BANCORP INC.


      The Company is a Delaware chartered savings and loan holding company, headquartered in Douglaston, New York. Through its wholly-owned subsidiary, Home Federal Savings Bank, a federally chartered stock savings bank (the "Bank"), the Company operates 31 banking offices (of which five are supermarket branches and 26 are stand-alone branches) and seven loan production offices. At June 30, 1997, the Company had total consolidated assets of approximately $3.3 billion, deposits of approximately $1.7 billion, and stockholders' equity of approximately $166.9 million.


      The directors and executive officers of the Company own in the aggregate approximately 26% of the outstanding Common Stock. Management's strategy is focused on enhancing stockholder value by expanding the customer base of the Bank and increasing the market penetration of the Bank within its existing markets. Since 1991, expansion of the franchise has been achieved through the acquisition of three institutions or the assets thereof, which combined, added approximately $1.5 billion in assets and 18 branch offices. As acquisition premiums have reached historic highs in recent years, the Company has, in lieu of building the franchise through acquisitions, instead focused on expanding the branch network through the opening of supermarket branches. Currently, the Bank maintains five supermarket branches and has plans to establish six additional supermarket branches during fiscal 1998. By expanding its branch network through the establishment of supermarket branches, the Company will be able to penetrate further its market area on an accelerated basis and with much lower levels of capital investment and ongoing operating expense relative to opening and operating stand-alone branch offices.


      As a result of the focus of management on enhancing stockholder value, the Company has enjoyed superior performance measures. For the year ended September 30, 1996, the Company's return on average assets and return on average stockholders' equity (after recording a SAIF recapitalization charge of approximately $9.4 million) were 1.16% and 20.26%, respectively. For the nine months ended June 30, 1997, the Company's return on average assets and stockholder's equity were 1.61% and 31.08%, respectively. Contributing to the superior performance of the institution is the Company's focus on net interest income and fee income and aggressive control of expenses, as evidenced by its efficiency ratios of 42.96% and 38.15% for the year ended September 30, 1996 and the nine months ended June 30, 1997, respectively.



                         NEW YORK BANCORP CAPITAL TRUST

      The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, executed by the Company, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and Stan I. Cohen, as Initial Trustee, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on August 28, 1997. The Trust's affairs are conducted by the Property Trustee and the Delaware Trustee, and by the Administrators who are employees or officers of or affiliated with the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures, and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities are and will continue to be owned by the Company.

                            THE CAPITAL SECURITIES


Securities Offered            2,000,000 8.00% Capital Securities
                              (Liquidation Amount $25.00 per Capital Security), which represent preferred undivided beneficial interests in the assets of the Trust. The Junior
                              Subordinated Debentures held by the Trust will mature on October 31, 2027.


Offering Price                $25.00 per Capital Security.


Distribution Dates            January 31, April 30, July 31 and October 31 of
                              each year, commencing January 31, 1998.


Extension Periods             So long as no Debenture Event of Default has
                              occurred and is continuing, Distributions on Capital Securities may be deferred for the duration of any Extension Period elected by the Company with respect to the payment of interest on the Junior Subordinated Debentures. No Extension
                              Period will exceed 20 consecutive quarters or extend beyond the Stated Maturity Date. See
                              "Description of Junior Convertible Subordinated
                              Debentures-- Option to Extend Interest Payment
                              Date" and "Certain Federal Income Tax
                              Considerations-- Interest, Original Issue
                              Discount, Premium and Market Discount."

Ranking The Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Common Securities except as described under "Description of Capital Securities-- Subordination of Common Securities." The Junior Subordinated Debentures will rank pari passu with all other junior subordinated debentures issued by the Company ("Other Debentures"), which will be issued and sold (if at all) to other trusts established by the Company (if any), in each case similar to the Trust ("Other Trusts"), and will be unsecured and subordinate and rank junior in right of payment to all Senior Indebtedness of the Company to the extent and in the manner set forth in the Indenture. See "Description of Junior Convertible Subordinated Debentures." There are currently no other securities that would constitute Other Debentures. The Guarantee will constitute an unsecured obligation of the Company and will be subordinate and rank junior in right of payment to all Senior Indebtedness of the Company to the extent and in the manner set forth in the Guarantee Agreement. In addition, because the Company is a holding company, the Company's obligations under the Junior Subordinated Debentures and the Guarantee effectively will be subordinated to all existing and future liabilities, including indebtedness, of the Company's subsidiaries, including the Bank's deposit liabilities. See "Description of the Guarantee" and "Risk Factors-- Ranking of Subordinate Obligations Under the Guarantee and Junior Subordinated Debentures."

Conversion into Common
   Stock Each Capital Security is convertible at the option of the holder thereof, at any time prior to the earlier of (i) 5:00 p.m. (New York City time) on the Business Day immediately preceding the date of repayment of such Capital Security, whether at maturity or upon redemption, and (ii) 5:00 p.m. (New York City time) on the Conversion Termination

                              Date (if any) into a number of shares of Common Stock that equals the quotient obtained by dividing (i) $25 by (ii) 110% of the average of the daily last reported sale prices of the Common Stock for the 10 consecutive trading days immediately preceding the date of the Public Offering Prospectus or, in the event all of the Capital Securities offered hereby are sold in the Subscription Offering, for the 10 consecutive trading days immediately preceding the Subscription Offering Expiration Date, in each case as reported on the NYSE Composite Tape, subject to adjustment in certain circumstances (such denominator being referred to herein as the "Conversion Price"). In connection with any conversion of a Capital Security, the Conversion Agent (as defined herein) will exchange such Capital Security for the appropriate principal amount of Junior Subordinated Debentures held by the Trust and immediately convert such Junior Subordinated Debentures into shares of Common Stock. No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash. See "Description of Capital Securities -- Conversion Rights." Holders of Capital Securities at 5:00 p.m. (New York City time) on a Distribution Record Date (as defined herein) will be entitled to receive the Distribution payable upon such Capital Securities on the corresponding Distribution Date notwithstanding the conversion of such Capital Securities following such Distribution Record Date but on or prior to such Distribution Date.


Termination of Conversion
   Rights In addition to the rights of the Company to redeem the Capital Securities under the circumstances described in this Prospectus, the Company also will have the right to terminate the convertibility of the Capital Securities into Common Stock as described in this paragraph. If for at least 20 trading days within any period of 30 consecutive trading days ending on or after October 31, 2001, including the last trading day of such period, the Closing Price of the Common Stock exceeds 110% of the then applicable Conversion Price of the Capital Securities, the Company may, at its option, terminate the right to convert the Junior Subordinated Debentures into Common Stock, in which case the right to convert the Capital Securities into Common Stock will likewise terminate. To exercise this conversion termination option, the Company must cause the Trust to issue a press release announcing the Conversion Termination Date, prior to the opening of business on the second trading day after a period in which the condition in the preceding sentence has been met, but in no event may such press release be issued prior to October 31, 2001. Notice of termination of conversion rights will be given by first-class mail to the holders of the Capital Securities not more than four Business Days after the Trust issues the press release. The Conversion Termination Date shall be a Business Day not less than 30 and not more than 60 days following the date of the press release described above. See "Description of Capital Securities-- Conversion Rights."


Redemption                    The Trust Securities will be subject to mandatory
                              redemption in a Like Amount, (i) in whole but not in part, on the Stated Maturity Date upon repayment of the Junior Subordinated Debentures,
                              (ii) in whole but not
                              in part, at any time, contemporaneously with the optional prepayment of all of the Junior
                              Subordinated Debentures by the Company upon the occurrence and continuation of a Special Event and
                              (iii) in whole or in part, on or after the Initial
                              Optional Prepayment Date, contemporaneously with the optional prepayment by the Company of all or a part of the Junior Subordinated Debentures, in each case at the applicable Redemption Price. See
                              "Description of Capital Securities -- Redemption."

ERISA Considerations          Prospective purchasers should consider the
                              restrictions on purchase set forth under "ERISA
                              Considerations."


Absence of Market for the
  Capital Securities The Capital Securities will be a new issue of securities for which there currently is no market. Although the Company intends to apply to have the Capital Securities approved for listing on the NYSE, there can be no assurance that such application will be approved, that an active trading market for the Capital Securities will develop or, if one does develop, that it will be maintained. Accordingly, there can be no assurance as to the development or liquidity of any market for the Capital Securities.



                            THE SUBSCRIPTION OFFERING


Subscription Rights           Holders of Subscription Rights may subscribe for
                              Capital Securities by properly completing and signing the Subscription Form mailed to the Eligible Subscribers together with this Prospectus and by delivering it to the Sales Agent, or by mailing it in the postage-paid return envelope accompanying this Prospectus, accompanied by full payment for the subscribed Capital Securities
                              (including with respect to Capital Securities sought to be purchased pursuant to the exercise of Excess Subscription Rights (as defined herein)).
                              The Subscription Rights will entitle each Eligible
                              Subscriber to purchase up to the same percentage of the Capital Securities offered in the Subscription Offering (rounded down to the nearest whole Capital Security) as the percentage of the outstanding shares of Common Stock owned of record by the Eligible Subscriber as of the Subscription
                              Offering Record Date (as defined herein) (such entitlement being referred to as an Eligible
                              Subscriber's "Pro Rata Subscription Right"). Based on the number of shares of Common Stock outstanding on the Subscription Offering Record
                              Date, an Eligible Subscriber would be entitled to purchase pursuant to his Pro Rata Subscription
                              Right .0938 of a Capital Security for each share of Common Stock held as of such date. Each
                              Eligible Subscriber also is being given the opportunity to indicate on the Subscription
                              Form whether such Eligible Subscriber wishes to purchase, in the event the Subscription Offering is not fully subscribed pursuant to the Pro Rata
                              Subscription Rights, Capital Securities in excess of those allotted to him pursuant to his Pro Rata
                              Subscription Rights and the maximum amount of such excess Capital Securities such Eligible Subscriber seeks to purchase (the "Excess Subscription
                              Rights"). In the event the exercise of the Excess
                              Subscription Rights results in the Subscription
                              Offering being oversubscribed, then the number of Capital Securities sought to be purchased by each Eligible Subscriber exercising
                              Excess Subscription Rights will be reduced and will equal the product of (i) such number of excess Capital Securities sought to be purchased by such Eligible Subscriber and (ii) a fraction, the numerator of which is the number of outstanding shares of Common Stock owned of record by such Eligible Subscriber as of Subscription
                              Offering Record Date and the denominator of which is the aggregate number of outstanding shares of Common Stock owned of record by all Eligible
                              Subscribers who elect to exercise Excess
                              Subscription Rights as of the Subscription
                              Offering Record Date. The Sales Agent will have the authority to determine the amount of Capital
                              Securities each Eligible Subscriber is entitled to purchase pursuant to the foregoing procedures using such methods (such as rounding) as it determines to be appropriate.



Subscription Procedures       Fully completed and executed Subscription Forms,
                              together with full payment for the subscribed-for
                              Capital Securities, must be received by 5:00 p.m.
                              (New York City time) on October __, 1997, unless extended in the sole discretion of the Company (as such date may be so extended, the "Subscription
                              Offering Expiration Date"). Payment for the subscribed Capital Securities (including those relating to a subscriber's Pro Rata Subscription
                              Right and Excess Subscription Rights) must be made by certified, cashier's or personal check or by money order. The failure of the Sales Agent to receive from any Eligible Subscriber for any reason a properly completed and executed
                              Subscription Form, accompanied by full payment, by the Subscription Offering Expiration Date, will be deemed a waiver and release by such person of all Subscription Rights held. A Subscription Form, once received by the Sales Agent, is irrevocable and cannot be amended, modified or rescinded by the Eligible Subscriber without the consent of the Company and the Trust, which consent may be withheld for any or no reason in the sole discretion of the Company and the Trust. The
                              Company and the Trust may, but are not required to, waive any irregularities in any Subscription
                              Form or require the submission of a corrected
                              Subscription Form or the remittance of full payment for subscribed Capital Securities by such date as the Company and the Trust may specify.

                              In order for the Subscription Rights to be eligible for exercise, funds must be available to the Trust on or prior to the Subscription Offering Expiration Date. Funds paid by uncertified personal check may take at least five business days to clear, in the case of checks drawn on domestic banks, and seven business days in the case of checks drawn on foreign banks. Accordingly, Eligible Subscribers who wish to pay for the subscribed Capital Securities by means of uncertified personal check are urged to make payment sufficiently in advance of the Subscription Offering Expiration Date to ensure that the payment is received and clears by that time, and are urged to consider in the alternative payment by means of certified or cashier's check or money order.


Subscription Refunds          Refunds to Eligible Subscribers in the
                              Subscription Offering will be remitted (a) in the event of an oversubscription in the Subscription
                              Offering, and (b) in the event the Subscription
                              Offering is terminated.

                              Under no circumstances will interest be paid on funds delivered as payment for the Capital Securities. Any refunds due to Eligible Subscribers on funds remitted will be mailed to each Eligible Subscriber at the address designated on the Subscription Form promptly after the expiration or termination of the Subscription Offering.

Modification and
  Termination                 The Subscription Offering is not conditioned upon
                              the sale of a minimum Liquidation Amount of the Capital Securities and, further, is not conditioned upon the completion of the Public
                              Offering. The Subscription Offering may be modified or terminated at any time and for any reason in the sole discretion of the Company, on or prior to the Subscription Offering Expiration
                              Date, by notice to that effect delivered to the Sales Agent, followed by public notice. In the event the Subscription Offering is terminated, refunds of the payments made for subscribed-for
                              Capital Securities will be remitted and mailed to each Eligible Subscriber at the address designated on the Subscription Form promptly after the termination of the Subscription Offering.


Management Subscriptions      Certain of the directors and executive officers of
                              the Company owning in the aggregate approximately
                              24% of the Common Stock have informed the Company that they presently intend to exercise their Pro
                              Rata Subscription Rights and also may exercise
                              Excess Subscription Rights.

Additional Information        The Information Agent for the Subscription
                              Offering is Beacon Hill Partners, Inc. Eligible
                              Subscribers should contact the Information Agent with any questions or if they need additional copies of this Prospectus or any other document at 1-800-854-9486.


                                USE OF PROCEEDS


      All of the proceeds to the Trust from the sale of the Trust Securities will be invested by the Trust in the Junior Subordinated Debentures. The net proceeds from the sale of the Junior Subordinated Debentures will be available to the Company for general corporate purposes, including, without limitation, the purchase, from time to time, in the open market or in privately-negotiated transactions, of outstanding shares of the Common Stock and the making of advances and capital contributions to the Bank, as well as in connection with one or more possible future acquisitions by the Company. Initially, the net proceeds may be used to make short-term investments. Under current policy, the Office of Thrift Supervision (the "OTS") does not impose any capital adequacy requirements on the Company, but rather imposes such capital adequacy requirements on the Bank. To the extent the Company contributes a portion of the net proceeds received from the sale of the Capital Securities to the Bank, such proceeds would qualify as Tier 1 (core) capital at the Bank level under the current capital adequacy guidelines of the OTS. See "Use of Proceeds."


                                  RISK FACTORS

      Prospective investors should carefully consider the matters set forth under "Risk Factors."

                                  RISK FACTORS

      Prospective purchasers of Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATE OBLIGATIONS UNDER THE GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES

      The obligations of the Company under the Guarantee and under the Junior Subordinated Debentures will be unsecured and subordinate and rank junior in right of payment to all present and future Senior Indebtedness of the Company to the extent and in the manner set forth in the Guarantee and the Indenture, respectively. No payment may be made of the principal of, or premium, if any, or interest on the Junior Subordinated Debentures, or in respect of any redemption, retirement, purchase or other acquisition of any of the Junior Subordinated Debentures, or under the Guarantee, at any time when (i) there shall have occurred and be continuing a default in any payment in respect of any Senior Indebtedness, or there has been an acceleration of the maturity thereof because of a default or (ii) in the event of the acceleration of the maturity of the Junior Subordinated Debentures, until payment has been made on all Allocable Amounts (as defined herein) of Senior Indebtedness. At June 30, 1997, the Company did not have any outstanding Senior Indebtedness. None of the Guarantee, the Indenture, the Common Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Indebtedness, that may be incurred by the Company in the future. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness. See "Description of Junior Subordinated Debentures -- Subordination" and "Description of the Guarantee -- Status."

      The ability of the Trust to pay amounts due on the Capital Securities is wholly dependent upon the Company making payments on the Junior Convertible Subordinated Debentures as and when required.

HOLDING COMPANY STRUCTURE

      Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary (including depositors in the case of the Bank), except to the extent that the Company may itself be recognized as a creditor of that subsidiary. At June 30, 1997, the subsidiaries of the Company had total liabilities (excluding liabilities owed to the Company) of approximately $3.1 billion, including deposits, in the case of the Bank. Accordingly, the Capital Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Capital Securities should look only to the assets of the Company for payments on the Capital Securities. None of the Guarantee, the Indenture, the Common Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt that may be incurred by the Company's subsidiaries in the future. See "Description of Junior Convertible Subordinated Debentures -- General" and "Description of the Guarantee -- General."

      In addition, as the Company is a non-operating holding company, almost all of the operating assets of the Company are owned by the Company's subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations, if any, and corporate expenses. The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Company and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to the Company by the Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires prior approval by banking regulatory authorities. In addition, in 1988 the Bank issued Series A and Series B subordinated capital notes, and the agreements governing such notes restrict the amounts which the Bank can pay to the Company by way of cash dividends. Under current OTS regulations and restrictions imposed by the Bank's subordinated indebtedness referred to above, on July 1, 1997, the Bank could have declared dividends to the Company of approximately $11.5 million, of which approximately $8.0 million has been subsequently declared and paid to the Company. Federal and state regulatory agencies also have the authority to limit further the Bank's payment of dividends based on other factors, such as the maintenance of adequate capital for the Bank, which could reduce the amount of dividends otherwise payable.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSIDERATIONS

      So long as no Debenture Event of Default shall have occurred and be continuing, the Company will have the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity Date. Upon any such deferral, quarterly Distributions on the Capital Securities by the Trust will be deferred (and the amount of Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 8.00% per annum, compounded quarterly (to the extent permitted by applicable law)) from the relevant payment date for such Distributions during any such Extension Period.

      The Company may extend any existing Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or to extend beyond the Stated Maturity Date. Upon the expiration of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 8.00%, compounded quarterly, to the extent permitted by applicable law), the Company may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Capital Securities -- Distributions" and "Description of Junior Convertible Subordinated Debentures -- Option to Extend Interest Payment Period."

      The Company believes that, as a result of its inability to pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, its Common Stock during an Extension Period and the additional restrictions imposed upon it to the extent described under "Description of Junior Convertible Subordinated Debentures -- Option to Extend Interest Payment Date," the likelihood of its exercising its right to defer payments of interest is remote. However, should the Company exercise its rights to defer payments of interest by extending the interest payment period or should the Junior Subordinated Debentures be deemed to have been issued with original issue discount ("OID"), each holder of Capital Securities will be required to accrue income (as OID) for United States federal income tax purposes in respect of the deferred interest allocable to its Capital Securities. As a result, holders of Capital Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from the Trust related to such income if such holder disposes of its Capital Securities prior to the record date for the date on which Distributions of such amounts are made. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company determine to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's rights to defer interest payments, the market price of the Capital Securities (which represents a preferred undivided beneficial interest in the Junior Subordinated Debentures) may be more volatile than other securities on which OID accrues that do not have such rights. See "Certain Federal Income Tax Considerations -- Interest, Original Issue Discount, Premium and Market Discount" and "-- Sales or Redemption of Capital Securities."

REDEMPTION OR DISTRIBUTION

      Upon the occurrence and continuation of a Special Event (including a Tax Event, a Regulatory Capital Event or an Investment Company Event, in each case as defined under "Description of Junior Convertible Subordinated Debentures -- Special Event Prepayment"), the Company will have the right to prepay the Junior Subordinated Debentures, in whole, but not in part, at the Special Event Prepayment Price within 90 days following the occurrence of such Special Event and therefore cause a mandatory redemption of the Capital Securities at the Special Event Redemption Price. On or after the Initial Optional Prepayment Date, the Company may prepay the Junior Subordinated Debentures, in whole or in part, for any reason and thereby cause an optional redemption of the Capital Securities, in whole or in part, at the Optional Redemption Price. See "Description of Capital Securities -- Redemption" and "-- Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

      The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities. Moreover, upon the occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain Federal Income Tax Considerations -- Receipt of Junior Subordinated Debentures Upon Liquidation of the Trust."


      The Company believes that under current law it is entitled to deduct the interest accruing on the Junior Subordinated Debentures. Under the Taxpayer Relief Act of 1997, enacted on August 5, 1997, issuers of certain convertible debt instruments are not entitled to deduct interest thereon. For example, interest is not deductible if the debt instrument is convertible into equity of the issuer (or a related party) at the option of the holder and there is a substantial certainty that the holder will exercise the conversion option. Similarly, interest is not deductible if the debt instrument is part of an arrangement which is reasonably expected to result in a conversion at the option of the issuer (or a related party). The Company believes that this legislation should not apply to the Junior Subordinated Debentures. The Internal Revenue Service (the "Service"), however, has not yet issued any guidance regarding its interpretation of the new legislation. There can be no assurance that the Service will not take the position that interest on the Junior Subordinated Debentures is not deductible. Accordingly, there can be no assurance that an audit or future interpretation by the Service of the new legislation will not result in a Tax Event and an early redemption of the Capital Securities before, or after, October 31, 2001 at the Special Event Redemption Price.

      In addition, in recent years, there have been several proposals to adopt legislation which, if enacted and made applicable to the Junior Subordinated Debentures, would preclude the Company from deducting interest thereon. The most recent proposal was made by the Clinton Administration on March 19, 1997. Such proposals have not been adopted by Congress, but there can be no assurance that similar proposals will not be adopted in the future and made applicable to the Junior Subordinated Debentures. Accordingly, there can be no assurance that any such legislation will not result in a Tax Event which would permit the Company to cause a redemption of the Capital Securities before, or after, October 31, 2001 at the Special Event Redemption Price.

      Under current law, the Bank is a federal savings association, and the Company is a savings and loan holding company that is not subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. However, legislation currently pending in Congress, known as the Financial Services Competition Act of 1997, provides for the termination of federal savings association charters and their conversion into national bank charters. This legislation also provides for the registration of bank holding companies resulting from conversions of savings association to national banks. In the event that this legislation is adopted, the Company could be required to register, and become subject to regulation, as a bank holding company. Bank holding companies, unlike saving and loan holding companies such as the Company, are subject to consolidated regulatory capital adequacy requirements. Although currently, the Company is not subject to any regulatory capital adequacy guidelines, as a bank holding company subject to consolidated capital adequacy requirements, the amount of the proceeds received from the Offerings would only be includible in calculating the Company's capital adequacy requirements to an amount not exceeding 25% of the Company's Tier 1 capital. There can be no assurance that the adoption of this or any other similar legislation in the future will not result in a Regulatory Capital Event (as defined herein) which would permit the Company to cause a redemption of the Capital Securities at any time before, or after, October 31, 2001 at the Special Event Redemption Price.


      See "Description of Capital Securities -- Redemption," "Description of Junior Convertible Subordinated Debentures -- Special Event Prepayment" and "Certain Federal Income Tax Considerations -- Sale or Redemption of Capital Securities."

TERMINATION OF CONVERSION RIGHTS


      On and after October 31, 2001, the Company may, subject to certain conditions including advance public notice, at its option, cause the conversion rights of holders of Junior Subordinated Debentures to terminate, provided that the Closing Price of the Common Stock exceeds 110% of the then applicable Conversion Price of the Capital Securities for a specified period, in which case the right to convert the Capital Securities into Common Stock will likewise terminate. See "Description of Capital Securities -- Conversion Rights -- Termination of Conversion Rights."


POSSIBLE ADVERSE EFFECT ON MARKET PRICES

      There can be no assurance as to the market prices for the Capital Securities or, if a termination of the Trust were to occur, for the Junior Subordinated Debentures distributed to the holders of Capital Securities. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of Junior Convertible Subordinated Debentures."

RIGHTS UNDER THE GUARANTEE

      The Bank of New York will act as Guarantee Trustee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Bank of New York also will act as Property Trustee and as Debenture Trustee under the Indenture. The Bank of New York (Delaware) will act as Delaware Trustee under the Declaration. The Guarantee will guarantee to the holders of the Capital Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand legally available therefor; (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor; and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand legally available therefor on such date and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities on such date. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee. Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Company defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have sufficient funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities will not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Company to pay principal of or premium, if any, or interest on the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or premium, if any, or interest on such Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities of such holder (a "Direct Action"). Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of and premium, if any, and interest on the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or to assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Junior Convertible Subordinated Debentures -- Enforcement of Certain Rights by Holders of Capital Securities" and "-- Debenture Events of Default" and "Description of the Guarantee." The Declaration will provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Indenture.

LIMITED VOTING RIGHTS

      Holders of Capital Securities generally will have voting rights relating only to the modification of the terms of the Capital Securities and the exercise of the Trust's rights as holder of the Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, the Issuer Trustees or Administrators, which voting rights are vested exclusively in the holder of the Common Securities, except as described under "Description of Capital Securities -- Removal of Issuer Trustees and Administrators." See "Description of Capital Securities -- Voting Rights; Amendment of the Declaration."

TRADING PRICE

      The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder using the accrual method of accounting (and a cash method holder, during and after an Extension Period or if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of its Capital Securities between Distribution Record Dates (as defined herein) will be required to include accrued but unpaid interest (or OID) on the Junior Subordinated Debentures through the date of disposition in income as ordinary income and to add such amount to its adjusted tax basis in its share of the underlying Junior Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Certain Federal Income Tax Considerations -- Interest, Original Issue Discount, Premium and Market Discount" and "-- Sale or Redemption of Capital Securities."

ABSENCE OF PUBLIC MARKET AND TRANSFER RESTRICTIONS


      There is no existing market for the Capital Securities and there can be no assurance as to the liquidity of any markets that may develop for the Capital Securities, the ability of the holders to sell their Capital Securities or at what price holders of the Capital Securities will be able to sell their Capital Securities, as the case may be. Future trading prices of the Capital Securities will depend on many factors including, among other things, prevailing interest rates, the Company's operating results, and the market for similar securities. Although the Company intends to apply to have the Capital Securities approved for listing on the NYSE, there can be no assurance that such application will be approved, that an active trading market for the Capital Securities will develop or, if one does develop, that it will be maintained. In addition, notwithstanding the registration of the Capital Securities, holders who are "affiliates" of the Company or the Trust as defined under Rule 405 of the Securities Act may publicly offer for sale or resell the Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

                              NEW YORK BANCORP INC.


      The Company is a Delaware chartered savings and loan holding company, headquartered in Douglaston, New York. Through its wholly-owned subsidiary, the Bank, a federally-chartered stock savings bank, the Company operates 31 banking offices (of which five are supermarket branches and 26 are stand-alone branches) and seven loan production offices. At June 30, 1997, the Company had total consolidated assets of approximately $3.3 billion, deposits of approximately $1.7 billion, and stockholders' equity of approximately $166.9 million.

      The Bank's principal business consists of attracting deposits from the general public and investing those deposits, together with funds generated from operations and borrowings, in the origination and purchase of residential, multifamily, and commercial mortgage loans, cooperative apartment loans and consumer loans. In addition, the Bank invests in mortgage-backed and related securities, securities issued by the U.S. government and agencies thereof, and other investments in which the Bank is permitted to invest under federal laws and regulations.

      The Bank has been, and intends to continue to be, a community bank offering a variety of deposit and lending services designed to meet the needs of the communities it serves. The Bank's deposit customer base is drawn primarily from Kings, Queens, Richmond, Nassau, and Suffolk Counties, while its loan origination activities are conducted primarily in the five boroughs of New York City, Nassau, Suffolk and Westchester Counties, as well as certain areas of Connecticut and New Jersey.

      The directors and executive officers of the Company own in the aggregate approximately 26% of the outstanding Common Stock. Management's strategy is focused on enhancing stockholder value by expanding the customer base of the Bank and increasing the market penetration of the Bank within its existing markets. Since 1991, expansion of the franchise has been achieved through the acquisition of three institutions or the assets thereof, which combined, added approximately $1.5 billion in assets and 18 branch offices. As acquisition premiums have reached historic highs in recent years, the Company has, in lieu of building the franchise through acquisitions, instead focused on expanding the branch network through the opening of supermarket branches. Currently, the Bank maintains five supermarket branches and has plans to establish six additional supermarket branches during fiscal 1998. By expanding its branch network through the establishment of supermarket branches, the Company will be able to penetrate further its market area on an accelerated basis and with much lower levels of capital investment and ongoing operating expense relative to opening and operating stand-alone branch offices.

      In addition to expanding its branch office network, the Bank has also devoted considerable resources to developing a sales culture within its branch system, through additional training and an incentive compensation system which provides bonuses for successful sales efforts. The Bank has also developed a variety of deposit and loan products, including new checking accounts, life insurance and annuity products.


      As a result of the focus of management on enhancing stockholder value, the Company has enjoyed superior performance measures. For the year ended September 30, 1996, the Company's return on average assets and return on average stockholders' equity (after recording a SAIF recapitalization charge of approximately $9.4 million) were 1.16% and 20.26%, respectively. For the nine months ended June 30, 1997, the Company's return on average assets and stockholder's equity were 1.61% and 31.08%, respectively. Contributing to the superior performance of the institution is the Company's focus on net interest income and fee income and aggressive control of expenses, as evidenced by its efficiency ratios of 42.96% and 38.15% for the year ended September 30, 1996 and the nine months ended June 30, 1997, respectively.


      The Bank was organized in 1935 as a federally-chartered savings and loan association, changed its charter in 1983 to a federal savings bank, and converted, in February 1988, from mutual to stock form in connection with its acquisition by the Company. The Company's principal executive offices are located at 241-02 Northern Boulevard, Douglaston, New York 11362, and its telephone number at such address is (718) 631-8100.

                                 USE OF PROCEEDS


      The proceeds to the Trust from the offering of the Capital Securities will be $50,000,000. All of the proceeds from the sale of Capital Securities (together with the proceeds of the Common Securities) will be invested by the Trust in the Junior Subordinated Debentures. The estimated net proceeds from the sale of the Junior Subordinated Debentures of approximately $48,530,000, after deducting the underwriting discount (assuming 50% of the Capital Securities will be sold in each of the Subscription Offering and the Public Offering, respectively) and estimated offering expenses, will be available to the Company for general corporate purposes, including, without limitation, the purchase, from time to time, in the open market or in privately-negotiated transactions, of outstanding shares of the Common Stock and the making of advances and capital contributions to the Bank, as well as in connection with one or more possible future acquisitions by the Company. Initially, the net proceeds may be used to make short-term investments. Under current policy, the OTS does not impose any capital adequacy requirements on the Company, but rather imposes such capital adequacy requirements on the Bank. To the extent the Company contributes a portion of the net proceeds received from the sale of the Capital Securities to the Bank, such proceeds would qualify as Tier 1 (core) capital at the Bank level under the current capital adequacy guidelines of the OTS.

                      RATIOS OF EARNINGS TO FIXED CHARGES

      The following table sets forth for the respective periods indicated the ratios of the Company's consolidated earnings to fixed charges. For purposes of computing the ratio, earnings represent pretax income before extraordinary item and cumulative effect of change in accounting principles plus fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

                          NINE MONTHS ENDED              YEAR ENDED
                               JUNE 30,                 SEPTEMBER 30,
                           ---------------      ----------------------------
                             1997   1996        1996  1995(1) 1994 1993 1992
                             ----   ----        ----  ----    ---- ---- ----

Ratio of Earnings
to Fixed Charges:

Excluding interest
 on deposits                 2.36x  2.41x       2.21x 1.78x 3.09x 4.25x 2.33x

Including interest
 on deposits                 1.72x  1.60x       1.53x 1.31x 1.61x 1.64x 1.39x














---------------
(1) The decline in the ratio of earnings to fixed charges for the year ended September 30, 1995, is primarily attributable to certain non-recurring merger-related and restructuring expenses of approximately $19.0 million incurred by the Company in connection with the acquisition of Hamilton Bancorp, Inc. ("Hamilton").

                                 CAPITALIZATION

      The following table sets forth the unaudited consolidated capitalization of the Company and its consolidated subsidiaries at June 30, 1997, and as adjusted to give effect to the sale of the Capital Securities offered hereby and the application of the estimated net proceeds therefrom as described under "Use of Proceeds." The table should be read in conjunction with the historical consolidated financial statements of the Company and related notes included in Annual Report on Form 10-K for the year ended September 30, 1996 and the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997. See "Available Information" and "Incorporation of Certain Documents by Reference."

                                                      AS OF JUNE 30, 1997
                                                      -------------------
                                                      ACTUAL   ADJUSTED(1)
                                                      ------   -----------
                                                        (IN THOUSANDS)

Subordinated Bank debt due in fiscal 1999           $7,600          $7,600
Variable rate reverse repurchase
  agreement due in fiscal 1998                     100,000         100,000
Fixed rate reverse repurchase
  agreement due in fiscal 1999                      73,300          73,300
Fixed rate reverse repurchase
  agreements due in fiscal 2000                    137,000         137,000
Fixed rate reverse repurchase
  agreement due in fiscal 2001                      79,000          79,000
Fixed rate reverse repurchase
  agreement due in fiscal 2002                      40,000          40,000
                                                   -------         -------

         Total long-term debt                      436,900         436,900
                                                   -------         -------

Company obligated, mandatorily redeemable,
 convertible preferred securities of
 subsidiary trust holding solely
 subordinated debentures of the Company                 --          50,000
                                                    ------         -------

Shareholders' equity:

 Common stock, $.01 par value, 30,000,000
  shares authorized; 29,493,425 shares issued;
  21,591,247 shares outstanding                        295             295

Additional paid-in capital                          66,502          66,502

Retained earnings, substantially restricted        171,847         171,847

Treasury stock, at cost, 7,902,178 shares          (72,480)        (72,480)

Unrealized appreciation on securities
 available for sale, net of tax benefit                708             708
                                                    ------          ------

      Total shareholders' equity                   166,872         166,872
                                                   -------         -------

            Total capitalization                  $603,772        $653,772
                                                   =======         =======

---------------
(1) Reflects the issuance of the Capital Securities. The Trust is a subsidiary of the Company and will hold the Junior Subordinated Debentures as its sole asset.

                 SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

      The selected consolidated financial data below under the caption "Operating Data" and "Financial Condition Data" for, and as of the end of, each of the years in the five-year period ended September 30, 1996 are derived from the consolidated financial statements of the Company, which consolidated financial statements have been audited by KPMG Peat Marwick LLP, independent certified public accountants. The consolidated financial statements as of September 30, 1996 and 1995, and for each of the years in the three-year period ended September 30, 1996, and the report thereon, are incorporated herein by reference. See "Available Information" and "Incorporation of Certain Documents by Reference." The selected consolidated financial data below under the caption "Operating Data" and "Financial Condition Data" for the nine-month periods ended June 30, 1997 and 1996, and as of June 30, 1997 and 1996, are derived from the unaudited consolidated financial statements of the Company incorporated herein by reference. Such interim unaudited data reflect, in the opinion of management of the Company, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the nine months ended June 30, 1997 are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole. The information presented below under the caption "Selected Financial Ratios and Other Data" and "Customer Service Facilities" is unaudited.



                                              NINE MONTHS ENDED
                                                   JUNE 30,                              YEAR ENDED SEPTEMBER 30,
                                            ---------------------       --------------------------------------------------------
                                              1997          1996          1996        1995        1994(1)     1993(1)   1992(1)
                                              ----          ----          ----        ----        -------     -------   -------
                                                                                (In Thousands, Except Per Share Amounts)
OPERATING DATA:
Interest income..........................  $176,402      $153,142       $207,491    $196,972    $175,530    $160,752   $152,417
Interest expense.........................    87,357        79,218        106,746     101,730      79,948      71,385     84,415
                                           --------      --------       --------    --------   ---------    --------   --------
  Net interest income....................    89,045        73,924        100,745      95,242      95,582      89,367     68,002
Provision for possible loan losses.......   (1,800)         (900)        (1,200)     (1,700)     (2,650)     (4,700)    (8,404)
                                           --------      --------       --------    --------   ---------    --------   --------
Net interest income after provision for
 possible loan losses....................    87,245        73,024         99,545      93,542      92,932      84,667     59,598
                                           --------      --------       --------    --------   ---------    --------   --------
Non-interest income:
  Loan fees and service charges..........     2,254         2,094          2,770       2,566       3,292       3,341      3,196
  Banking service fees...................     4,726         3,862          5,323       3,944       3,108       3,753      1,608
  Fees from sale of investment products..     1,422         1,069          1,376         617         615         536        371
  Net loss on financial futures
   transactions..........................        --            --             --          --          --       (495)         --
  Net gain (loss) on the sale of mortgage
   loans and securities available for sale      747         2,778          4,750     (1,088)         214       3,857     13,185
  Other..................................     4,689           368            448         573         771         192        625
                                           --------      --------       --------   ---------   ---------    --------   --------
   Total non-interest income.............    13,838        10,171         14,667       6,612       8,000      11,184     18,985
                                           --------      --------       --------   ---------   ---------    --------   --------
General and administrative expenses......    37,240        35,255         47,535      48,968      50,845      48,455     42,374
                                           --------      --------       --------   ---------   ---------    --------   --------
Merger and restructuring expense.........        --            --             --      19,024          --          --         --
                                           --------      --------       --------   ---------   ---------    --------   --------
Real estate operations, net..............       899           340            463         883         880       1,296      3,413
                                           --------      --------       --------   ---------   ---------    --------  ---------
SAIF recapitalization expense............        --            --          9,432          --          --          --         --
                                           --------      --------       --------   ---------   ---------    --------  ---------
Income before income tax expense,
  extraordinary item and cumulative effect
  of change in accounting principle......    62,944        47,600         56,782      31,279      49,207      46,100     32,796
Income tax expense.......................  (25,603)      (20,966)       (24,776)    (19,717)    (21,740)    (20,912)   (15,346)
Extraordinary item, early
  extinguishment of debt.................        --            --             --          --          --          --      (570)
Cumulative effect of change in accounting for
  income taxes...........................        --            --             --          --       5,685          --         --
                                           --------      --------       --------   ---------   ---------    --------   --------
Net income...............................   $37,341       $26,634        $32,006     $11,562     $33,152     $25,188    $16,880
                                           ========      ========       ========   =========   =========    ========   ========


Per Share Data:
Income before extraordinary item
  and cumulative effect of change
  in accounting principle(3).............     $1.63         $1.10          $1.34        $.43       $1.01     $N/M(4)    $N/M(5)
Net income(3)............................      1.63          1.10           1.34         .43        1.22      N/M(4)     N/M(5)



                                                JUNE 30,                                         SEPTEMBER 30,
                                      ------------------------  -------------------------------------------------------------------
                                           1997       1996          1996        1995           1994(1)     1993(1)       1992(1)
                                           ----       ----          ----        ----           -------     -------       -------
                                                                                           (IN THOUSANDS)

FINANCIAL CONDITION DATA:
Total Assets..........................$3,283,653   $2,918,120    $2,940,907    $2,731,592   $2,583,982   $2,250,605   $2,153,861
First mortgage loans.................. 1,769,701    1,580,451     1,603,769     1,389,776    1,158,604    1,103,575      992,864
Other loans...........................   254,425      275,733       268,779       296,439      299,455      311,670      326,354
Allowance for possible loan losses....   (19,613)     (19,735)      (19,386)      (21,272)     (25,705)     (26,828)     (19,455)
  Loans receivable, net............... 2,004,513    1,836,449     1,853,162     1,664,943    1,432,354    1,388,417    1,299,763
Mortgage-backed securities held
  to maturity.........................   602,828      562,785       550,817       664,726      785,593      439,605      448,296
Mortgage-backed securities
  available for sale..................   397,118      295,042       280,429       206,794      171,983      234,236       76,707
Debt securities
  held to maturity....................       606        1,155           643        21,179       52,984        4,662       26,620
Debt and equity securities
   available for sale.................   135,553       93,910       136,133        46,273          180           --           67
Federal Home Loan Bank stock..........    52,641       30,944        27,938        20,288       17,409       21,734       20,876
Money market investments..............        --        6,500        10,700        13,915       21,844       77,261      192,758
Trading account securities............        --           --            --         2,003       12,939       12,487       12,242
Deposits.............................. 1,690,993    1,746,975     1,715,959     1,748,874    1,791,514    1,758,102    1,782,764
Borrowed funds........................ 1,347,230      958,912     1,008,786       767,138      578,897      293,693      222,850
Shareholders' equity..................   166,872      158,374       151,903       156,386      171,291      153,769       99,933(6)



                                                 AT OR FOR THE
                                               NINE MONTHS ENDED
                                                   JUNE 30,                         AT OR FOR THE YEAR ENDED SEPTEMBER 30,
                                             -------------------     --------------------------------------------------------------
                                             1997          1996        1996           1995         1994(1)      1993(1)     1992(1)
                                             ----          ----        ----           ----         -------      -------     -------

SELECTED FINANCIAL RATIOS AND OTHER DATA:
Return on average assets.................       1.61%      1.31%       1.16%           .44%(2)       1.35%       1.16%        .89%
Return on average shareholders' equity...      31.08      22.39       20.26           6.81(2)       20.13       18.74       17.81
Shareholders' equity to assets...........       5.08       5.43        5.17           5.73           6.63        6.83        4.64
Net interest rate spread.................       3.68       3.45        3.47           3.43           3.73        3.99        3.47
Net interest margin......................       3.91       3.69        3.71           3.68           3.95        4.23        3.68
Efficiency ratio.........................      38.15      43.36       42.96          47.57          49.19       49.86       57.42
Nonaccrual loans and real estate owned, net,
  as a percentage of total assets........        .99       1.02         .98           1.18           1.64        2.02        2.08
Allowance for possible loan losses as a
  percentage of nonaccrual loans.........      69.08      72.90       75.87          70.04          70.23       69.02       54.87
Average interest-earning assets to average
  interest-bearing liabilities...........     105.88%    105.95%     105.86%        106.47%        106.82%     107.04%     104.67%
Book value per share(3)..................      $7.73      $6.89       $6.84          $6.44          $6.48       $5.87     $N/M(5)
Dividends per share(3)(4)................        .375       .30         .40            .40            .39         .32         .23
Dividend payout ratio(3)(4)..............      23.01%     27.27%      29.85%         76.92%         24.84%      29.36%      25.71%



                                     JUNE 30,                          SEPTEMBER 30,
                                 1997      1996       1996    1995     1994(1)  1993(1)  1992(1)
                                 ----      ----       ----    ----     -------  -------  -------
CUSTOMER SERVICE FACILITIES:

Full service...............       30         29         29     27         26        26      29
Loan production offices.....       7          7          7      6          6         6       7
Executive office............       1          1          1      1          1         1       1






CAPITAL RATIOS(7)(8):
Core Capital................   4.75%    4.89%        4.71%   5.33%      4.79%     4.82%    4.29%
Tangible Capital...........    4.75     4.89         4.71    5.33       4.79      4.82     4.29
Risk-Based Capital..........  11.18    11.00        11.24   12.24      10.56     10.23     9.92



(1) On January 27, 1995, Hamilton was merged with and into the Company. The merger was accounted for as a pooling of interests and, accordingly, all prior periods include the consolidated results of Hamilton.

(2) Reflect certain non-recurring merger-related and restructuring expenses of approximately $19.0 million incurred by the Company during the fiscal year ended September 30, 1995, in connection with the acquisition of Hamilton.

(3) Per share amounts have been calculated to fully reflect the 4-for-3 stock split effective July 24, 1997, the 3-for-2 stock splits effective January 23, 1997, July 29, 1993 and October 22, 1992 and the ten percent stock dividend effective February 14, 1994.


(4) Dividends per share and the dividend payout ratio have not been restated for the merger with Hamilton.


(5) N/M - Hamilton converted to stock ownership on April 1, 1993. Accordingly, restated per share data is not meaningful.

(6) Includes only the retained earnings of Hamilton Federal Savings, F.A., which converted from mutual to stock ownership on April 1, 1993.

(7) Capital ratios prior to the merger with Hamilton on January 27, 1995, are those of Home Federal Savings Bank.

(8) Under current capital adequacy guidelines of the OTS, to remain "adequately capitalized," the Bank is required to maintain a Total Risk-Based Capital ratio of 8.0% or greater, a Tier 1 Risk-Based Capital ratio of 4.0% or greater, and a Tier 1(core) Capital ratio of 4.0% or greater.

                                    THE TRUST

    The Trust is a statutory business trust created under Delaware law pursuant to (i) a declaration of trust, dated as of August 28, 1997 executed by the Company, as Sponsor, the Initial Trustee, the Delaware Trustee and the Property Trustee named therein (the "Initial Declaration"), and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on August 28, 1997. The Initial Declaration will be replaced by the Declaration. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, which represent undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds from the sale of the Trust Securities in the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto. Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities will be owned directly by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuance of an Event of Default (as defined herein), the rights of the Company as holder of the Common Securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated and rank junior to the rights of the holders of the Capital Securities. See "Description of Capital Securities -- Subordination of Common Securities." The Company will acquire Common Securities in a Liquidation Amount equal to approximately, but not less than, 3% of the total capital of the Trust. The Trust has a term of 31 years, but may dissolve earlier as provided in the Declaration. The Trust's business and affairs will be conducted by the Issuer Trustees and the Administrators, appointed by the Company as the direct holder of the Common Securities. The Issuer Trustees will be The Bank of New York as the Property Trustee and The Bank of New York (Delaware) as the Delaware Trustee. The Bank of New York, as Property Trustee, will act as sole indenture trustee under the Declaration. The Bank of New York also will act as trustee under the Guarantee and the Indenture. See "Description of the Guarantee" and "Description of Junior Convertible Subordinated Debentures." The holder of the Common Securities or, if an Event of Default under the Declaration has occurred and is continuing, the holders of a majority in Liquidation Amount of the Capital Securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators; such voting rights will be vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee and the Administrators are governed by the Declaration. The Company will pay directly all fees, expenses, debts and obligations (other than the Trust Securities) related to the Trust and the offering of the Capital Securities, including all ongoing costs, expenses and liabilities of the Trust. The principal executive office of the Trust is New York Bancorp Capital Trust, c/o New York Bancorp Inc., 241-02 Northern Boulevard, Douglaston, New York 11362, Attention: Chief Executive Officer. Under the Declaration, all parties to the Declaration will agree, and the holders of the Capital Securities upon purchase of their Capital Securities will be deemed to have agreed, for United States income tax purposes, to treat the Trust as a grantor trust, the Junior Subordinated Debentures as indebtedness and the Capital Securities as evidence of indirect beneficial ownership in the Junior Subordinated Debentures.

                       DESCRIPTION OF CAPITAL SECURITIES

    The Capital Securities will represent preferred undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference over the Common Securities in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust. See "-Subordination of Common Securities" below. The Declaration will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Declaration and the Trust Indenture Act. Certain capitalized terms used herein are defined in the Declaration.

GENERAL

    The Capital Securities will be limited to $50,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "-- Subordination of Common Securities" below. Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The Guarantee will not guarantee payment of Distributions or amounts payable on redemption of the Capital Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of the Guarantee."

DISTRIBUTIONS


    Distributions on the Capital Securities will be cumulative, will accumulate from the Issue Date and will be payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year, commencing January 31, 1998, at the annual rate of 8.00% of the Liquidation Amount to the holders of the Capital Securities on the relevant record dates. The record dates will be the fifteenth day of the month in which the relevant Distribution Date (as defined herein) falls (each, a "Distribution Record Date"). The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day (as defined herein), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay), with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York or Douglaston, New York are authorized or required by law or executive order to close.


    So long as no Debenture Event of Default shall have occurred and be continuing, the Company will have the right under the Indenture to elect to defer the payment of interest on the Junior Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period will end on a day other than an interest payment date for the Junior Subordinated Debentures or extend beyond the Stated Maturity Date. Upon any such election, quarterly Distributions on the Capital Securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the Capital Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 8.00% thereof, compounded quarterly from the relevant Distribution Date, to the extent permitted by applicable law. The term "Distributions," as used herein, shall include any such additional Distributions.

    During any such Extension Period, the Company may extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Company may elect to begin a new Extension Period. The Company must give the Property Trustee, the Administrators and the Debenture Trustee notice of its election of any Extension Period or any extension thereof at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin or extend such Extension Period and
(ii) the date the Administrators are required to give notice to any securities exchange or to holders of the Capital Securities of the Distribution Record Date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Junior Convertible Subordinated Debentures -- Option to Extend Interest Payment Date" and "Certain Federal Income Tax Considerations -- Interest, Original Issue Discount, Premium and Market Discount."

    During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including guarantees issued with respect to capital securities to Other Trusts ("Other Guarantees")) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures, other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or preferred stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or conversion of one class, or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans.

    The Company believes that, as a result of its inability to pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, its Common Stock during an Extension Period and the additional restrictions imposed upon it to the extent described under "Description of Junior Convertible Subordinated Debentures -- Option to Extend Interest Payment Date," the likelihood of its exercising its right to defer payments of interest is remote and it has no such current intention. However, the Company reserves the right in the future to exercise its option to defer payments of interest on the Junior Subordinated Debentures. See "Risk Factors -- Option to Extend Interest Payment Period; Tax Considerations."

    The revenue of the Trust available for distribution to holders of the Capital Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. See "Description of Junior Convertible Subordinated Debentures -- General." If the Company does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities. The payment of Distributions (if and only to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be guaranteed by the Company on a limited basis as set forth herein under "Description of the Guarantee."

CONVERSION RIGHTS

    General. Capital Securities will be convertible at any time prior to the earlier of (i) 5:00 p.m. (New York City time) on the Business Day immediately preceding the date of repayment of such Capital Securities, whether at maturity or upon redemption, and (ii) 5:00 p.m. (New York City time) on the Conversion Termination Date (if any), at the option of the holders thereof and in the manner described below, into a number of shares of Common Stock that equals the quotient obtained by dividing (i) $25 divided by (ii) the Conversion Price referred to on the cover page of this Prospectus, subject to adjustment as described below under "-- Conversion Price Adjustments." The Trust will covenant in the Declaration not to convert Junior Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Property Trustee, as initial conversion agent (the "Conversion Agent"), by a holder of Capital Securities.

    A holder of Capital Securities wishing to exercise its conversion right will be required to deliver an irrevocable conversion request, together with the certificate evidencing such Capital Security, to the Conversion Agent which will exchange such Capital Security for an equivalent amount of the Junior Subordinated Debentures (based on an exchange ratio of $25.00 principal amount of Junior Subordinated Debentures for each $25.00

Liquidation Amount of Capital Securities) on behalf of such holder and immediately convert such Junior Subordinated Debentures into Common Stock. Holders may obtain copies of the required form of the conversion request from the Conversion Agent.

    Holders of Capital Securities at 5:00 p.m. (New York City time) on a Distribution Record Date will be entitled to receive the Distribution payable on such Capital Securities on the corresponding Distribution Date notwithstanding the conversion of such Capital Securities following such Distribution Record Date but on or prior to such Distribution Date. Except as provided in the immediately preceding sentence, neither the Trust nor the Company will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid Distributions, whether or not in arrears, on converted Capital Securities; provided, however, that if notice of redemption of Capital Securities is mailed or otherwise given to holders of Capital Securities or the Trust issues a press release announcing a Conversion Termination Date, then, if any holder of Capital Securities converts any Capital Securities into Common Stock on any date on or after the date on which such notice of redemption is mailed or otherwise given or the date of such press release, as the case may be, and if such date of conversion falls on any day from and including the first day of an Extension Period and on or prior to the Distribution Date upon which such Extension Period ends, such converting holder shall be entitled to receive either (i) if the date of such conversion falls after a Distribution Record Date and on or prior to the next succeeding Distribution Date, all accrued and unpaid Distributions on such Capital Securities (including interest thereon, if any, to the extent permitted by applicable law) to such Distribution Date or (ii) if the date of such conversion does not fall on a date described in clause (i) above, all accrued and unpaid Distributions on such Capital Securities (including interest thereon, if any, to the extent permitted by applicable law) to the most recent Distribution Date prior to the date of such conversion, which Distributions shall, in either such case, be paid to such converting holder unless the date of conversion of such Capital Securities is on or prior to the Distribution Date upon which such Extension Period ends and after the Distribution Record Date for such Distribution Date, in which case such Distributions shall be paid to the person who was the holder of such Capital Securities (or one or more predecessor Capital Securities) at 5:00 p.m. (New York City time) on such Distribution Record Date. The Company will make no payment or allowance for distributions on the shares of Common Stock issued upon such conversion, except to the extent that such shares of Common Stock are held of record on the record date for any such distributions. Each conversion will be deemed to have been effected immediately prior to 5:00 p.m. (New York City time) on the day on which the related conversion request was received by the Conversion Agent.

    No fractional shares of Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by the Company in cash based on the Closing Price of the Common Stock on the date such Capital Securities are converted.

    Conversion Price Adjustments -- General. The Conversion Price is subject to adjustment in certain events, including (a) the issuance after the Issue Date of shares of Common Stock as a dividend or a distribution with respect to Common Stock, (b) subdivisions, combinations and reclassification of Common Stock effected after the Issue Date, (c) the issuance to all holders of Common Stock after the Issue Date of rights or warrants entitling them (for a period not exceeding 45 days) to subscribe for or purchase shares of Common Stock at less than the then Current Market Price (as defined below) of the Common Stock, (d) the distribution to all holders of Common Stock after the Issue Date of evidences of indebtedness, capital stock, cash or assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above and dividends and distributions paid exclusively in cash), (e) the payment of dividends (and other distributions) on Common Stock after the Issue Date paid exclusively in cash, excluding cash dividends if the annualized per share amount thereof does not exceed 15% of the Current Market Price of Common Stock as of the trading day immediately preceding the date of declaration of such dividend, and (f) payment to holders of Common Stock after the Issue Date in respect of a tender or exchange offer (other than an odd-lot offer) by the Company for Common Stock at a price in excess of 110% of the then Current Market Price of Common Stock as of the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

    "Current Market Price" means, in general, the average of the daily Closing Prices (as defined below) for the five consecutive trading days selected by the Company commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question or, if applicable, the day before the "ex" date (as defined) with respect to the issuance or distribution in question.

    The Company from time to time may reduce the conversion price of the Junior Subordinated Debentures (and thus the Conversion Price of the Capital Securities) by any amount selected by the Company for any period of at least 20 days, in which case the Company shall give at least 15 days' notice of such reduction. The Company may, at its option, make such reductions in the Conversion Price, in addition to those set forth above, as the Company deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax Considerations -- Adjustment of Conversion Price."

    No adjustment of the Conversion Price will be made upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, or upon the issuance of any shares of Common Stock or options or rights pursuant to any employee benefit plan or program, or pursuant to any option, warrant, right or any exercisable, exchangeable or convertible security outstanding as of the date on which the Junior Subordinated Debentures are first issued. No adjustment of the Conversion Price will be made upon the issuance of rights under any shareholder rights plan. No adjustment in the Conversion Price will be required unless adjustment would require a change of at least one percent (1%) in the price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the Conversion Price pursuant to more than one of the provisions described above, only one adjustment shall be made with respect to that action and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Capital Securities.

    Conversion Price Adjustment -- Merger, Consolidation or Sale of Assets of the Company. In the event that the Company shall be a party to any transaction, including, without limitation, and with certain exceptions, (a) a recapitalization or reclassification of the Common Stock, (b) consolidation of the Company with, or merger of the Company into, any other person, or any merger of another person into the Company, (c) any sale, transfer or lease of all or substantially all of the assets of the Company or (d) any compulsory share exchange pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property (each of the foregoing being referred to as a "Transaction"), then the holders of Capital Securities then outstanding will have the right to convert the Capital Securities into the kind and amount of securities, cash or other property receivable upon the consummation of such Transaction by a holder of the number of shares of Common Stock issuable upon conversion of such Capital Securities immediately prior to such Transaction.

    In the case of a Transaction, each Capital Security would become convertible into the securities, cash or property receivable by a holder of the number of shares of the Common Stock into which such Capital Security was convertible immediately prior to such Transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Capital Securities in the future. For example, if the Company were acquired in a cash merger, each Capital Security would become convertible solely into cash and would no longer be convertible into securities which value would vary depending on the future prospects of the Company and other factors.

    Conversion Price adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends to holders of Capital Securities or to the holders of Common Stock. See "Certain Federal Income Tax Considerations -- Adjustment of Conversion Price."


    Termination of Conversion Rights. In addition to the rights of the Company to redeem the Capital Securities under the circumstances described in this Prospectus, the Company also will have the right to terminate the convertibility of the Capital Securities into Common Stock as described in this paragraph. On and after October 31, 2001 and provided the Trust is current in the payment of Distributions on the Capital Securities (except to the extent that the payment of Distributions may have been duly deferred as the result of an Extension Period), the Company may, at its option, terminate the right to convert the Junior Subordinated Debentures into Common Stock, in which case the right to convert the Capital Securities into Common Stock will likewise terminate. The Company may exercise this option only if for at least 20 trading days within any period of 30 consecutive trading days ending on or after October 31, 2001, including the last trading day of such period, the Closing Price of the Common Stock exceeds 110% of the then applicable Conversion Price of the Capital Securities. To exercise this conversion termination option, the Company must cause the Trust to issue a press release for publication on the Dow Jones News Service or on a comparable news service announcing the Conversion Termination Date prior to the opening of business on the second trading day after a period in which the condition in the preceding sentence has been met, but in no event may such press release be issued prior to October 31, 2001. The press release shall announce the Conversion Termination Date and provide the Conversion Price and the Closing Price of the Capital Securities and the Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release.


    Notice of the termination of conversion rights will be given by first-class mail to the holders of the Capital Securities not more than four Business Days after the Trust issues the press release. The Conversion Termination Date will be a Business Day selected by the Company not less than 30 nor more than 60 days after the date on which the Trust issues the press release announcing its intention to terminate conversion rights of Capital Security holders. In the event that the Company exercises its conversion termination option, conversion rights will expire at 5:00 p.m. (New York City time) on the Conversion Termination Date. In the event the Company has not exercised its conversion termination option and the Capital Securities are otherwise called for redemption, the Capital Securities will be convertible at any time prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the date of such redemption.


    "Closing Price" of any security on any day means the last reported sale price, regular way, on such day or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Composite Tape, or, if such security is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted to trading, or if such security is not listed or admitted to trading on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. or, if such security is not quoted or admitted to trading on such quotation system, on the principal quotation system on which such security is listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Company.


REDEMPTION

    Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Junior Subordinated Debentures, the proceeds from such repayment or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date") at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Junior Subordinated Debentures on the Stated Maturity Date, the Maturity Redemption Price (equal to the principal of and accrued and unpaid interest on the Junior Subordinated Debentures), (ii) in the case of the optional prepayment of the Junior Subordinated Debentures upon the occurrence and continuation of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the Junior Subordinated Debentures) and (iii) in the case of the optional prepayment of the Junior Subordinated Debentures other than as contemplated in clause (ii) above, the Optional

Redemption Price (equal to the Optional Prepayment Price in respect of the Junior Subordinated Debentures). See "Description of Junior Convertible Subordinated Debentures -- Optional Prepayment" and "-- Special Event Prepayment."

    "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

    The Company will have the option to prepay the Junior Subordinated Debentures, (i) in whole or in part, on or after the Initial Optional Prepayment Date, at the applicable Optional Prepayment Price and (ii) in whole but not in part, at any time, upon the occurrence of a Special Event, at the Special Event Prepayment Price.

LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES

    The Company will have the right at any time to dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust, subject to satisfaction of liabilities to creditors of the Trust as provided by applicable law. Such right is subject to the receipt by the Company of any required regulatory approval and to the Company having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities.

    The Trust shall automatically dissolve upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company or the Trust, (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities, if the Company, as holder of the Common Securities, has given written direction to the Property Trustee to dissolve the Trust (which direction is optional and, except as described above, wholly within the discretion of the Company, as holder of the Common Securities), (iii) redemption of all of the Trust Securities as described under "-- Redemption" above, (iv) expiration of the term of the Trust and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

    If a dissolution occurs as described in clause (i), (ii), (iv), or (v) of the preceding paragraph, the Trust will be liquidated by the Administrators as expeditiously as practicable by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities and the Common Securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.
See "-- Subordination of Common Securities" below.

    After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities, (i) the Trust Securities will no longer be deemed to be outstanding, and (ii) any certificates representing Trust Securities will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrators or their agent for cancellation, whereupon the Company will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

    There can be no assurance as to the market prices for the Capital Securities or, if a dissolution and liquidation of the Trust were to occur, for the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities.

REDEMPTION PROCEDURES

    If applicable, Trust Securities shall be redeemed at the applicable Redemption Price with the proceeds from the contemporaneous repayment or prepayment of the Junior Subordinated Debentures. Any redemption of Trust Securities shall be made and the applicable Redemption Price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities" below.

    If the Trust gives a notice of redemption in respect of the Capital Securities, then the Property Trustee, to the extent funds are legally available, will give irrevocable instructions and authority to the Paying Agent and will irrevocably deposit with the Paying Agent for the Capital Securities funds sufficient to pay or cause the Paying Agent to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. See "-- Payment and Paying Agency" below. Distributions payable on or prior to the Redemption Date shall be payable to the holders of such Capital Securities on the relevant Distribution Record Dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited with the Property Trustee to pay the Redemption Price for the Capital Securities called for redemption, then all rights of the holders of such Capital Securities will cease, except the right of the holders of such Capital Securities to receive the applicable Redemption Price (without interest on such Redemption Price) or to convert the holder's Capital Securities into Common Stock as described under "-Conversion Rights" above and such Capital Securities will cease to be outstanding. In the event that any Redemption Date is not a Business Day, then the applicable Redemption Price payable on such date will be paid on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of the Guarantee," (i) Distributions on Capital Securities called for redemption will accumulate on the Redemption Price at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, and (ii) the actual payment date will be the Redemption Date for purposes of calculating the applicable Redemption Price.

    Subject to applicable law (including, without limitation, United States federal securities law and the regulations of the OTS), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

    Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of Trust Securities at its registered address. Unless the Company defaults in payment of the applicable Prepayment Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

SUBORDINATION OF COMMON SECURITIES

    Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of the Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto or, in the case of Capital Securities called for redemption on a Redemption Date on or prior thereto, the full amount of the Redemption Price therefor, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

    In the case of any Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to such Event of Default until the effect of such Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Company as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

EVENTS OF DEFAULT; NOTICE

    The occurrence of a Debenture Event of Default (see "Description of Junior Convertible Subordinated Debentures -- Debenture Events of Default") constitutes an "Event of Default" under the Declaration.

    Within 10 business days after the occurrence of any Event of Default actually known to the Company, the Company shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrators and the Property Trustee, unless such Event of Default shall have been cured or waived. The Company, as Sponsor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

    If a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a preference over the Common Securities as described under " -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and " -- Subordination of Common Securities" above.

REMOVAL OF ISSUER TRUSTEES AND ADMINISTRATORS

    Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee or Administrator may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrators, which voting rights are vested exclusively in the Company as the holder of the Common Securities. No resignation or removal of an Issuer Trustee or Administrator and no appointment of a successor trustee or administrator shall be effective until the acceptance of appointment by the successor trustee or administrator in accordance with the provisions of the Declaration.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES AND ADMINISTRATORS

    Any entity into which the Property Trustee, the Delaware Trustee or any Administrator that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee or Administrator shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee or Administrator, shall be the successor of such Issuer Trustee or Administrator under the Declaration, provided such entity shall be otherwise qualified and eligible.

MERGERS, CONVERSIONS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

    The Trust may not merge or convert with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise described in " -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures." The Trust may, at the request of the Company, as holder of the Common Securities, but without the consent of the holders of the Capital Securities, merge or convert with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or quoted, if any, (iv) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect (other than any dilution of such holders' interests in the new entity), and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it if such consolidation, amalgamation, merger, conversion, replacement, conveyance, transfer or lease would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE DECLARATION

    Except as provided below and under " -- Mergers, Conversions, Consolidations, Amalgamations or Replacements of the Trust" above and "Description of the Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

    The Declaration may be amended from time to time by the Company, the Property Trustee and the Administrators, without the consent of the holders of the Trust Securities (i) to cure any ambiguity, correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities. Any amendments of the Declaration pursuant to the foregoing shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees, the Administrators and the Company (i) with the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees and the Administrators of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees or Administrators in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution or other payment on the Trust Securities or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

    So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action will not affect the Trust's status as a grantor trust for United States federal income tax purposes.

    Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

    No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital Securities in accordance with the Declaration.

    Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company or any affiliate of the Company shall, for purposes of such vote or consent, be treated as if they were not outstanding.

PAYMENT AND PAYING AGENCY

    Payments in respect of the Capital Securities shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Company, as holder of the Common Securities. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Company, as holder of the Common Securities, shall appoint a successor (which shall be a bank or trust company) to act as Paying Agent.

REGISTRAR, TRANSFER AGENT AND CONVERSION AGENT

    The Property Trustee will act as registrar, transfer agent and Conversion Agent for the Capital Securities.

    Registration of transfers of the Capital Securities will be effected without charge by or on behalf of the Trust but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of any Capital Securities (i) during the period starting 15 days before the mailing of a notice of redemption and ending on the date of such mailing and (ii) after they have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

    The Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

    The Administrators are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act, so that the Trust will be classified for United States federal income tax purposes as a grantor trust and so that the Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Administrators are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Company and the Administrators determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

    Holders of the Trust Securities have no preemptive or similar rights.

    The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

           DESCRIPTION OF JUNIOR CONVERTIBLE SUBORDINATED DEBENTURES

    The Junior Subordinated Debentures are to be issued under an Indenture (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Debenture Trustee"). The Indenture will be qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior Subordinated Debentures and the Indenture does not purport to be complete and, where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and the Trust Indenture Act.

GENERAL


    Concurrently with the issuance of the Capital Securities, the Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in Junior Subordinated Debentures issued by the Company. The Junior Subordinated Debentures will bear interest at the annual rate of 8.00% of the principal amount thereof, payable quarterly in arrears on January 31, April 30, July 31 and October 31 of each year (each, an "Interest Payment Date"), commencing January 31, 1998, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the fifteenth day of the month in which the relevant Interest Payment Date falls (each, a "Payment Record Date"). It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 8.00% thereof, compounded quarterly. The term "interest", as used herein, shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable. The Junior Subordinated Debentures will mature on October 31, 2027 (the "Stated Maturity Date").


    The Junior Subordinated Debentures will rank pari passu with all Other Debentures and will be unsecured and subordinate and rank junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Company. See "-- Subordination" below. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of that subsidiary (including depositors in the case of the Bank), except to the extent that the Company may itself be recognized as a creditor of that subsidiary. At June 30, 1997, the subsidiaries of the Company had total liabilities (excluding liabilities owed to the Company) of approximately $3.1 billion, including deposits, in the case of the Bank. Accordingly, the Capital Securities will be effectively subordinated to all existing and future liabilities of the Company's subsidiaries, and holders of Capital Securities should look only to the assets of the Company for payments on the Capital Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under any other indenture that the Company may enter into in the future or otherwise, and does not limit the incurrence or issuance of secured or unsecured debt by the Company's subsidiaries. See "--Subordination" below.

    In addition, as the Company is a non-operating holding company, almost all of the operating assets of the Company are owned by the Company's subsidiaries. The Company relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations, if any, and corporate expenses. The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Company and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Company and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to the Company by the Bank is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires prior approval by banking regulatory authorities. In addition, in 1988 the Bank issued Series A and Series B subordinated capital notes, and the agreements governing such notes restrict the amounts which the Bank can pay to the Company by way of cash dividends. Under current OTS regulations and restrictions imposed by the Bank's subordinated indebtedness referred to above, at July 1, 1997, the Bank could have declared dividends to the Company of approximately $11.5 million, of which approximately $8.0 million has been subsequently declared and paid to the Company. Federal and state regulatory agencies also have the authority to limit further the Bank's payment of dividends based on other factors, such as the maintenance of adequate capital for the Bank, which could reduce the amount of dividends otherwise payable.

PAYMENT AND PAYING AGENTS

    Payment of principal of and premium, if any, and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in The City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Junior Subordinated Debentures or (ii) by transfer to an account maintained by the Person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Junior Subordinated Debenture will be made to the Person in whose name such Junior Subordinated Debenture is registered at the close of business on the Payment Record Date for such interest, except in the case of defaulted interest. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Company will at all times be required to maintain a Paying Agent in each place of payment for the Junior Subordinated Debentures.

    Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT DATE

    So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Indenture at any time during the term of the Junior Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period will end on a day other than an interest payment date for the Junior Subordinated Debentures or extend beyond the Stated Maturity Date. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon accrued at the annual rate of 8.00%, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and, if the Junior Subordinated Debentures have been distributed to holders of the Trust Securities, holders of Junior Subordinated Debentures (or holders of the Trust Securities while Trust Securities are outstanding) will be required to accrue OID in respect of the stated interest on the Capital Securities for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Certain Federal Income Tax Considerations -- Interest, Original Issue Discount, Premium and Market Discount."

    During any such Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures, other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, Common Stock or preferred stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans.

    Prior to the termination of any such Extension Period, the Company may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 20 consecutive quarters or to extend beyond the Stated Maturity Date. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Administrators and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or
(ii) the date the Administrators are required to give notice to any securities exchange or to holders of Capital Securities of the Distribution Record Date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Debenture Trustee shall give notice of the Company's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

OPTIONAL PREPAYMENT

    The Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Company, on or after the Initial Optional Prepayment Date, at a prepayment price (the "Optional Prepayment Price") equal to 100% of the outstanding principal amount of the Junior Subordinated Debentures to be prepaid, plus accrued interest thereon to the date of prepayment.

SPECIAL EVENT PREPAYMENT

      If a Special Event shall occur and be continuing, the Company may, at any time prior to or after the Initial Optional Prepayment Date, within 90 days after the occurrence of the Special Event, at its option, prepay the Junior Subordinated Debentures in whole, but not in part, at a prepayment price (the "Special Event Prepayment Price") equal to 100% of the principal amount of such Junior Subordinated Debentures plus accrued and unpaid interest thereon to the date of prepayment.

      A "Special Event" means a Tax Event, a Regulatory Capital Event or an Investment Company Event, as the case may be.

      A "Tax Event" means (a) the receipt by the Company and the Trust of an opinion of Weil, Gotshal & Manges LLP or any other nationally recognized tax counsel experienced in such matters, to the effect that as a result of (i) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, (ii) any amendment to, clarification of, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination or the publication of an explanation of legislation by the staff of the Joint Committee on Taxation), (iii) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (iv) any judicial decision, administrative pronouncement, ruling, regulatory procedure, notice, announcement (including any notice or announcement of intent to adopt procedures or regulations) or any other actions taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or announced or which interpretation or pronouncement is issued or announced or which action is taken, in each case, on or after the Issue Date, there is more than an insubstantial risk that (x) the Trust is or within 90 days will be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (y) interest payable by the Company on the Junior Subordinated Debentures is not or within 90 days will not be deductible by the Company, in whole or in part, for United States federal income tax purposes, or (z) the Trust is or within 90 days will be subject to more than a de minimis amount of other taxes, duties or other governmental charges, or (b) a proposed audit adjustment by a taxing authority which, if sustained, would result in any of the events described in clauses (x), (y) or
(z) above (without regard to the 90 day period referred to therein).

      A "Regulatory Capital Event" means the receipt by the Company and the Trust of an opinion of Weil, Gotshal & Manges LLP or any other independent bank regulatory counsel experienced in such matters, to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the OTS, the Board of Governors of the Federal Reserve System (the "Federal Reserve") or any other federal bank regulatory agency or
(b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Issue Date, (i) the Company is or within 90 days will be subject to capital adequacy requirements and such requirements do not or will not permit the Capital Securities to constitute, subject to limitations on inclusion of the Capital Securities as Tier 1 capital imposed by Federal Reserve capital guidelines in effect as of the date of this Prospectus, Tier 1 capital (or its then-equivalent) or (ii) the amount of net proceeds received from the sale of the Capital Securities and contributed by the Company to the Bank does not or within 90 days will not constitute Tier 1 (core) capital (or its then-equivalent).

      An "Investment Company Event" means the receipt by the Company and the Trust of an opinion of Weil, Gotshal & Manges LLP or any other nationally recognized counsel experienced in such matters, to the effect that (a) as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or authority thereof or therein or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the Issue Date, there is more than an insubstantial risk that the Trust is or within 90 days will be considered an "investment company" that is required to be registered under the Investment Company Act.

      "Additional Sums" means such additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event.

      Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be prepaid at its registered address. Unless the Company defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Junior Subordinated Debentures called for prepayment.

      If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Company will pay as additional amounts on the Junior Subordinated Debentures the Additional Sums.

CERTAIN COVENANTS OF THE COMPANY

      If (1) a Debenture Event of Default occurs (other than solely a default as described in paragraph (iii) under "-- Debenture Events of Default" below), (2) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default (other than solely a default as described in paragraph (iii) under "-- Debenture Events of Default") and (b) in respect of which the Company shall not have taken reasonable steps to cure, (3) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (4) the Company shall have given notice of its election of an Extension Period, or any extension thereof, as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall have commenced, then the Company will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or
(ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu or junior in right of payment to the Junior Subordinated Debentures, other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or preferred stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans.

      The Company will also covenant to (i) maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of the Company under the Indenture may succeed to the Company's ownership of the Common Securities, (ii) use its reasonable efforts to cause the Trust (a) to remain a statutory business trust, except in connection with the distribution of Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration of the Trust, and (b) to continue not to be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes and (iii) use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

      The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) failure for 30 days to pay any interest on the Junior Subordinated Debentures or any Other Debentures, when due (subject to the deferral of any due date in the case of an Extension Period); or

         (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures or any Other Debentures when due whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

         (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

          (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

      The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the nonpayment of the principal of the Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

      The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any past default except a default in the payment of principal of or premium, if any, or interest on, the Junior Subordinated Debentures (unless such default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture.

      The Indenture requires the annual filing by the Company with the Debenture Trustee of a certificate as to the absence of certain defaults under the Indenture.

      The Indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the Junior Subordinated Debentures (except a Debenture Event of Default in payment of principal of, or of interest or premium on, the Junior Subordinated Debentures) if the Debenture Trustee considers it in the interest of such holders to do so.

CONVERSION OF THE JUNIOR SUBORDINATED DEBENTURES

      Junior Subordinated Debentures will be convertible at any time prior to the earlier of (i) 5:00 p.m. (New York City time) on the Business Day immediately preceding the date of repayment of such Junior Subordinated Debentures, whether at maturity or upon prepayment, and (ii) 5:00 p.m. (New York City time) on the Conversion Termination Date (if any), into Common Stock at the option of the holders of the Junior Subordinated Debentures at the Conversion Price referred to on the cover page of this Prospectus, subject to the Conversion Price adjustments described under "Description of Capital Securities -- Conversion Rights." The Trust will covenant not to convert Junior Subordinated Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Capital Securities. Upon surrender of a Capital Security to the Conversion Agent for conversion, the Trust will distribute $25.00 principal amount of the Junior Subordinated Debentures to the Conversion Agent on behalf of the holder of the Capital Security so converted, whereupon the Conversion Agent will convert such Junior Subordinated Debentures into Common Stock on behalf of such holder. The Company's delivery to the holders of the Junior Subordinated Debentures (through the Conversion Agent) of the fixed number of shares of Common Stock into which the Junior Subordinated Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Company's obligation to pay the principal amount of the Junior Subordinated Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Junior Subordinated Debenture is converted after a Payment Record Date, the interest payable on the related Interest Payment Date with respect to such Junior Subordinated Debenture shall be paid to the Trust (which will distribute such interest to the holder of such Junior Subordinated Debentures on the Payment Record Date) or other holder of such Junior Subordinated Debenture on the Payment Record Date, as the case may be, despite such conversion; provided, further, that if notice of prepayment of Junior Subordinated Debentures is mailed or otherwise given to holders of Junior Subordinated Debentures or the Trust issues a press release announcing a Conversion Termination Date, then, if any holder of Junior Subordinated Debentures converts any Junior Subordinated Debentures into Common Stock on any date on or after the date on which such notice of prepayment is mailed or otherwise given or the date of such press release, as the case may be, and if such date of conversion falls on any day from and including the first day of an Extension Period and on or prior to the Interest Payment Date on which such Extension Period ends, such converting holder shall be entitled to receive either (i) if the date of such conversion falls after a Payment Record Date and on or prior to the next succeeding Interest Payment Date, all accrued and unpaid interest on such Junior Subordinated Debentures to such Interest Payment Date or
(ii) if the date of such conversion does not fall on a date described in clause
(i) above, all accrued and unpaid interest on such Junior Subordinated Debentures to the most recent Interest Payment Date prior to the date of such conversion, which interest shall, in either such case, be paid to such converting holder, unless the date of conversion of such Junior Subordinated Debentures is on or prior to the Interest Payment Date upon which such Extension Period ends and after the Payment Record Date for such Interest Payment Date, in which case such interest shall be paid to the person who was the holder of such Junior Subordinated Debentures (or one or more predecessor Junior Subordinated Debentures) at 5:00 p.m. (New York City time) on such Payment Record Date, which amount shall be simultaneously distributed to the holders of the Capital Securities so that any holder of Capital Securities who delivers such Capital Securities for conversion (or who held such converted Capital Securities at 5:00 p.m. (New York City time) on the Payment Record Date for the Interest Payment Date upon which such Extension Period ends, as the case may be) under the circumstances and during the periods described above will be entitled to receive accumulated and unpaid Distributions in a corresponding amount. See "Description of Capital Securities -- Conversion Rights" and "-- Redemption."


      On and after October 31, 2001, the Company may, at its option, terminate the conversion rights of holders of the Junior Subordinated Debentures if (i) the Company is then current in the payment of interest on the Junior Subordinated Debentures (except to the extent that the payment of interest has been duly deferred as the result of an Extension Period) and (ii) for at least 20 trading days within any period of 30 consecutive trading days ending on or after October 31, 2001, including the last trading day of such period, the Closing Price of the Common Stock shall have exceeded 110% of the then applicable Conversion Price of the Junior Subordinated Debentures. In order to exercise this conversion termination option, the Company must cause the Trust to issue (or, if the Junior Subordinated Debentures shall have been distributed to holders of the Capital Securities following a Special Event, the Company must issue) a press release for publication on the Dow Jones News Service or on a comparable news service announcing the Conversion Termination Date prior to the opening of business on the second trading day after a period in which the condition in the preceding sentence has been met, but in no event prior to October 31, 2001. The press release shall announce the Conversion Termination Date and provide the Conversion Price and the Closing Price of the Capital Securities and the Common Stock, in each case as of the close of business on the trading day next preceding the date of the press release. The Company is also required to give notice by first-class mail to holders of the Junior Subordinated Debentures in the manner provided for holders of Capital Securities under "Description of Capital Securities -- Conversion Rights -- Termination of Conversion Rights." The Conversion Termination Date will be a Business Day selected by the Company which is not less than 30 nor more than 60 calendar days after the date on which such press release is issued. In the event that the Company exercises its conversion termination option, conversion rights will expire at 5:00 p.m. (New York City time) on the Conversion Termination Date. In the event that the Company has not exercised its conversion termination option and the Junior Subordinated Debentures are otherwise called for prepayment, the Junior Subordinated Debentures will be convertible at any time prior to 5:00 p.m. (New York City time) on the Business

Day immediately preceding the date of such redemption and in any other case at any time prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Stated Maturity Date of the Junior Subordinated Debentures.


ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

      If a Debenture Event of Default shall have occurred and be continuing and shall be attributable to the failure of the Company to pay interest or premium, if any, on or principal of the Junior Subordinated Debentures on the due date, a holder of Capital Securities may institute a Direct Action. A holder of Capital Securities may, to the fullest extent permitted by law, also institute an action to enforce the rights of the Property Trustee if the Property Trustee fails to enforce its rights as the holder of the Junior Subordinated Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payments made to a holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or premium, if any, or interest on, the Junior Subordinated Debentures, and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action.

      The holders of the Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Junior Subordinated Debentures. See "Description of Capital Securities -- Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

      The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Company, unless: (i) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any State or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Junior Subordinated Debentures, (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing, and (iii) certain other conditions as prescribed in the Indenture are met.

      The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Junior Subordinated Debentures.

MODIFICATION OF THE INDENTURE

      From time to time the Company and the Debenture Trustee may, without the consent of the holders of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies; provided that, in any such case, such action does not materially adversely affect the interest of the holders of Junior Subordinated Debentures. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of a majority in principal amount of the Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Junior Subordinated Debentures; provided that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity Date, or reduce the principal amount of the Junior Subordinated Debentures or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture.

SATISFACTION AND DISCHARGE

      The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Company deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

      In the Indenture, the Company has agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Indebtedness will first be entitled to receive payment in full of all Allocable Amounts (as defined below) in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect thereof.

      In the event of the acceleration of the maturity of Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all Allocable Amounts due in respect of such Senior Indebtedness before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Junior Subordinated Debentures.

      No payments on account of principal or premium, if any, or interest, if any, in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

      "Allocable Amounts," when used with respect to any Senior Indebtedness, means all amounts due or to become due on such Senior Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Indebtedness from the Company or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Indebtedness or otherwise) but for the fact that such Senior Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on such Senior Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

      "Indebtedness" means (i) any obligation of, or any obligation guaranteed by, the Company for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments and any deferred obligation for the payment of the purchase price of property or assets acquired other than in the ordinary course of business and (ii) all indebtedness of the Company for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred. For purposes of this definition "claim" has the meaning assigned in Section 101(5) of the Bankruptcy Code of 1978, as amended and in effect on the date of the execution of the Indenture.

      "Indebtedness Ranking on a Parity with the Junior Subordinated Debentures" means Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Junior Subordinated Debentures.

      "Indebtedness Ranking Junior to the Junior Subordinated Debentures" means any Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Company. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Junior Subordinated Debentures.

      "Senior Indebtedness" means all Indebtedness, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Junior Subordinated Debentures or Indebtedness Ranking Junior to the Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

      The Indenture places no limitation on the amount of additional Senior Indebtedness that may be incurred by the Company in the future. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

GOVERNING LAW

      The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

      The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                         DESCRIPTION OF THE GUARANTEE

      The Guarantee will be executed and delivered by the Company concurrently with the issuance by the Trust of the Capital Securities for the benefit of the holders from time to time of the Capital Securities. The Bank of New York will act as indenture trustee ("Guarantee Trustee") under the Guarantee. The Guarantee will be qualified under the Trust Indenture Act. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Capital Securities.

GENERAL

      The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Capital Securities, to the extent the Trust has funds on hand legally available therefor, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor, or (iii) upon a voluntary or involuntary dissolution and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Capital Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Trust to pay such amounts to such holders.

      The Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "-- Status" below. Because the Company is a holding company, the right of the Company to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution) is subject to the prior claims of creditors of such subsidiary, except to the extent the Company may itself be recognized as a creditor of such subsidiary. Accordingly, the Company's obligations under the Guarantee effectively will be subordinated to all existing and future liabilities of its subsidiaries, including the Bank, and claimants should look only to the assets of the Company for payments thereunder. See "Description of Junior Convertible Subordinated Debentures -- General." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, including Senior Indebtedness, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise, and does not limit the incurrence or issuance of secured or unsecured debt by the Company's subsidiaries.

      The Company will, through the Guarantee, the Declaration, the Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS

      The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the Junior Subordinated Debentures.

      The Guarantee will rank pari passu with the Junior Subordinated Debentures and with all other guarantees (if any) issued by the Company after the Issue Date with respect to capital securities (if any) issued by Other Trusts. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Capital Securities of the Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior

Indebtedness that may be incurred by the Company in the future. The Company expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

EVENTS OF DEFAULT

      An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in Liquidation Amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

      Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

      The Company, as guarantor, will be required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

CERTAIN COVENANTS OF THE COMPANY

      The Guarantee will provide that, so long as any Capital Securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the Guarantee or the Declaration (other than solely a default as described in paragraph (iii) under "Description of Junior Convertible Subordinated Debentures -- Debenture Events of Default"), then the Company will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures, other than
(a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, Common Stock or preferred stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans.

AMENDMENTS AND ASSIGNMENT

      Except with respect to any changes that do not materially adversely affect the rights of holders of the Capital Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of a majority of the Liquidation Amount of such outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Capital Securities then outstanding.

TERMINATION

      The Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of the Junior Subordinated Debentures to the holders of the Capital Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Capital Securities must restore payment of any sums paid under the Capital Securities or the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

      The Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Capital Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby. The Guarantee Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

GOVERNING LAW

      The Guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.


                RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE
               JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

      Payments of Distributions and other amounts due on the Capital Securities (to the extent the Trust has funds on hand legally available for the payment of such Distributions) will be irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debentures, the Indenture, the Declaration and the Guarantee will provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Capital Securities. If and to the extent that the Company does not make the required payments on the Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Capital Securities. The Guarantee will not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Capital Securities is to institute a Direct Action. The obligations of the Company under the Guarantee will be subordinate and junior in right of payment to all Senior Indebtedness.

SUFFICIENCY OF PAYMENTS

      As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Capital Securities, primarily because: (i) the aggregate principal amount or Prepayment Price of the Junior Subordinated Debentures will be equal to the sum of the Liquidation Amount or Redemption Price, as applicable, of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities; (iii) the Company shall pay for all and any costs, expenses and liabilities of the Trust except the

Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

ENFORCEMENT OF RIGHTS OF HOLDERS OF CAPITAL SECURITIES

      A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

      A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture will provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

LIMITED PURPOSE OF THE TRUST

      The Capital Securities will represent preferred beneficial interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and engaging in only those other activities necessary, advisable or incidental thereto.

RIGHTS UPON DISSOLUTION

      Unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary dissolution and liquidation of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Company receive payments or distributions. Since the Company will be the guarantor under the Guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Capital Securities and a holder of Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.


              DESCRIPTION OF NEW YORK BANCORP INC. CAPITAL STOCK

GENERAL

      The Company's authorized capital stock consists of 30,000,000 shares of Common Stock and 2,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock").

COMMON STOCK

      Subject to any prior rights of the Preferred Stock then outstanding, holders of Common Stock are entitled to such dividends as may be declared from time to time by the Company's Board of Directors (the "Company Board") out of funds legally available therefor.

      Each holder of Common Stock is entitled to one vote for each share owned by him or her on all matters submitted to a vote of the stockholders of the Company. Such shares are not entitled to any cumulative voting rights. In the event of any liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share equally and ratably in any assets remaining after the payment of all debts and liabilities, subject to the prior rights, if any, of holders of Preferred Stock. Holders of Common Stock have no preemptive or other subscription or conversion rights. The Common Stock is not subject to redemption and the outstanding shares are fully paid and nonassessable.


      The Common Stock is listed on the NYSE under the symbol "NYB." On September 16, 1997, the last reported sale price of the Common Stock on the NYSE Composite Tape was $30.3125 per share.


PREFERRED STOCK

      No shares of Preferred Stock are outstanding as of the date hereof. The Company Board has the authority to issue shares of Preferred Stock in one or more series and to fix the designation, powers, preferences and rights and qualifications, limitations or restrictions thereon of any such series of Preferred Stock.

CERTAIN ANTI-TAKEOVER PROVISIONS

      This section sets forth a brief discussion of the reasons for, and the operation and effects of, certain provisions of the Company's Certificate of Incorporation (the "Company Certificate") and the Company's Bylaws (the "Company Bylaws") which may have certain anti-takeover effects. This section also summarizes certain provisions of federal law and Delaware law which may have anti-takeover effects.

The Company Certificate and Bylaws

      General. A number of provisions of the Company Certificate and Bylaws pertain to matters of corporate governance and certain rights of stockholders. Certain of those provisions may be deemed to have and may have the effect of making more difficult, costly or time consuming, and thereby discouraging, a merger, tender offer, proxy contest or other attempt to assume control of the Company and/or change incumbent management and in certain circumstances may prevent a change in control of the Company even if such a change in control is desired by a majority of the Company's stockholders.

      Authorized Shares of Capital Stock The Company Certificate permits the Company Board to issue, without the approval of stockholders but subject to the Company Board's fiduciary duties and the availability of authorized but unissued shares, additional shares of Common Stock or shares of Preferred Stock. While the availability of such shares provides the Company with flexibility in structuring financings and acquisitions and meeting other corporate needs, it may also, as more fully described below, impede the completion of a transaction to which the Company Board or management is opposed.

      Uncommitted authorized but unissued shares of Common Stock and Preferred Stock may be issued from time to time to such persons and for such consideration as the Company Board may determine and holders of the then-outstanding shares of Common Stock or Preferred Stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transactions, applicable law, the rules and policies of the NYSE and the judgment of the Company Board regarding the submission of such issuance to the Company's stockholders. The Company's stockholders have no preemptive rights to subscribe to newly issued shares by the Company.

      Moreover, it is possible that additional shares of Common Stock or shares of Preferred Stock may be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in the Company more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of the Company. Under such circumstances, the availability of authorized and unissued shares of Common Stock and Preferred

Stock may make it more difficult for the Company's stockholders to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person seeking to obtain control of the Company through a merger, tender offer, proxy contest or other means. Such shares could be privately placed with purchasers who might cooperate with the Company in opposing such an attempt by a third party to gain control of the Company. The issuance of shares of Common Stock or Preferred Stock could also be used to dilute ownership of a person or entity seeking to obtain control of the Company. Although the Company does not currently contemplate taking such action, shares of Common Stock or one or more series of Preferred Stock could be issued for the purposes and effects described above and the Company Board reserves its rights to issue such stock for such purposes.

      Classified Board of Directors and Removal of Directors. The Company Certificate states that the Company Board is to be divided into three classes, which shall be as nearly equal in number as possible. The directors of the Company in each class hold office for a term of three years. The Company Certificate provides that a director may be removed only for cause and then only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

      A classified board of directors could make it more difficult for stockholders to force an immediate change in the composition of a majority of the Company Board. Since the terms of approximately one-third of the incumbent directors expire each year, at least two annual elections are necessary for the stockholders to replace a majority of the board, whereas a majority of a non-classified board may be replaced in one year.

      Management of the Company believes that the staggered election of directors helps to promote the continuity of management because approximately one-third of the Company Board is subject to election each year. Staggered terms help to assure that in the ordinary course of business approximately two-thirds of the directors, or more, at any one time have had at least one year's experience as directors, and moderate the pace of changes in the Company Board by extending the minimum time required to elect a majority of directors from one to two years.

      Stockholder Vote Required to Approve Business Combinations with Principal Stockholders. In connection with certain "Business Combinations" (as defined below) and related transactions between the Company and an "Interested Stockholder" (as defined below), the Company Certificate requires the approval of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, unless the transaction is approved by the affirmative vote of at least a majority of the directors who are not affiliated with the Interested Stockholder and who were directors at the time the Interested Stockholder became such or unless certain fair price criteria are met. The Company Certificate defines the term "Interested Stockholder" generally to include any individual or entity which, together with its affiliates, owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of the Company.

      The Company Certificate defines "Business Combination" as: (a) any merger or consolidation of the Company or any of its subsidiaries with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an affiliate of an Interested Stockholder; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, or any affiliate of any Interested Stockholder, of 25% or more of the combined assets of the Company and its subsidiaries; (c) the issuance or transfer by the Company or any of its subsidiaries (in one transaction or a series of transactions) of any securities of the Company or any of its subsidiaries to any Interested Stockholder or any affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value equalling or exceeding 25% of the combined assets of the Company and its subsidiaries except pursuant to an employee benefit plan of the Company or any of its subsidiaries; (d) the adoption of any plan or proposal for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder;

or (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate shares of the outstanding shares of any class of equity or convertible securities of the Company or any of its subsidiaries which is directly or indirectly owned by any Interested Stockholder or any affiliate of any Interested Stockholder.

      Under Delaware law, absent such a supermajority voting provision, business combinations, including mergers, consolidations and sales of substantially all of the assets of the Company must be approved by the vote of the holders of a majority of the outstanding shares of Common Stock, subject to certain exceptions. See "- Delaware Law" below. The increased stockholder vote required to approve a Business Combination may have the effect of foreclosing mergers and other business combinations which a majority of stockholders deem desirable and may place the power to prevent such a merger or combination in the hands of a minority of stockholders.

      Provisions Relating to Meetings of Stockholders. The Company Certificate and Bylaws provide that special meetings of stockholders may only be called by a resolution of the Company Board adopted by a majority of the total number of directors which the Company would have if there were no vacancies on the Company Board (the "Whole Board"). The Company Certificate also provides that stockholder action may be taken only at a special or an annual meeting of stockholders and not by written consent. Although management of the Company believes that these provisions will discourage stockholder attempts to disrupt the business of the Company between annual meetings of stockholders, an additional effect may be to deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of the Company between annual meetings. These provisions may also prevent stockholders from using a special meeting as a forum to address certain other matters and may discourage takeovers which are desired by stockholders.

      Restriction of Maximum Number of Directors and Filling Vacancies on the Company's Board of Directors. The Company Certificate provides that the number of directors of the Company shall be fixed from time to time exclusively by the Company Board pursuant to a resolution adopted by a majority of the Whole Board. The power to fill vacancies, whether occurring by reason of an increase in the number of directors or by resignation, is vested in the Company Board acting by a vote of a majority of directors then in office, even if less than a quorum. The ability of the Company Board to increase the size of the Company Board and to fill vacancies resulting from newly created directorships could allow the Company Board to retain control of the Company and to prevent a person or entity from immediately acquiring control of the Company by creating new directorships and filling the vacancies created thereby.

      Advance Notice Requirements for Presentation of New Business and Nominations of Directors at Meetings of Stockholders. The Company Bylaws generally provide that any stockholder desiring to make a proposal for new business at an annual meeting of stockholders must submit written notice which must be received at the principal executive offices of the Company at least 30 days in advance of the meeting. In addition, the Company Bylaws do not permit stockholders to make a proposal for new business at special meetings of stockholders. The Company Bylaws also provide that stockholders wishing to nominate candidates for election as directors must deliver written notice to the secretary of the Company at least 30 days prior to the date of the annual meeting of stockholders. Adequate advance notice of stockholder proposals and nominations gives management time to evaluate such proposals and nominations and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances such provisions could make it more difficult to oppose management's proposals or nominations if stockholders believe such proposals or nominations are not in their best interests.

      Supermajority Voting Requirement for Amendment of Certain Provisions of the Company Certificate. The Company Certificate may be amended only if first approved by at least a majority of the Whole Board at a duly constituted meeting called expressly for that purpose and thereafter approved by the vote of the holders of a majority of the outstanding shares of Common Stock, except that the provisions of the Company Certificate governing (i) the Company's internal affairs, (ii) calling special meetings, (iii) indemnification and (iv) approval of Business Combinations must be approved by the affirmative vote of the holders of at least 80% of the total votes eligible to be cast on such matters. This provision is intended to prevent the holders of less than 80% of the outstanding shares of the Company from circumventing any of the foregoing provisions by amending the Company Certificate to delete or modify any one of such provisions. This provision would enable the holders of more than 20% of the Company's voting stock to prevent amendments to the Company Certificate even if they were favored by the holders of a majority of the voting stock.


Federal Law

      Federal law provides that no person or company, directly or indirectly or acting in concert with one or more persons or companies, or through one or more subsidiaries, or through one or more transactions, may acquire "control" of a savings association (which for these purposes includes a holding company thereof) at any time without the prior approval of, or, in the case of individuals, written notice to (and no objection by), the OTS. Any company that acquires such control becomes a "savings and loan holding company" subject to registration, examination and regulation as a savings and loan holding company. Control of a savings association or any other company under federal statute includes, generally, ownership of, control of or holding irrevocable proxies (or any combination of irrevocable proxies and voting stock) representing more than 25% of any class of voting stock, control in any manner of the election of a majority of the savings association's directors, or a determination by the OTS (after notice and opportunity for a hearing) that the acquiror has the power to direct, or directly or indirectly to exercise a controlling influence over, the management or policies of the institution. Among other things, direct or indirect acquisition of more than 10% of any class of a savings association's voting stock, if the acquiror also is subject to any one of eight "control factors," constitutes a rebuttable determination of control under the OTS regulations. Such control factors include, among other things, the acquiror being one of the two largest stockholders of any class of voting stock, holding more than 25% of the total stockholders' equity and 35% of the combined debt securities and stockholders' equity. The determination of control may be rebutted by submission to the OTS, prior to the acquisition of stock or the occurrence of any other circumstances giving rise to such determination, of a statement setting forth facts and circumstances which would support a finding that no control relationship will exist and containing certain undertakings. Thus, any person or company that intends to acquire more than 25% of the Common Stock, or that is subject to a "control factor" as described in the federal regulations and intends to acquire more than 10% of the Common Stock, may need to notify the OTS and seek prior approval, non-objection or acceptance of a rebuttal statement.

Delaware Law

      Section 203 of the Delaware General Corporation Law (the "DGCL") may have the effect of significantly delaying a purchaser's acquisition of the entire equity interest in the Company and, accordingly, could delay or discourage certain takeover attempts. In general, Section 203 of the DGCL prevents an "Interested Stockholder" (defined generally as a person holding 15% or more of a corporation's outstanding voting stock) from engaging in a "Business Combination" (defined to include a variety of transactions, including mergers, as set forth below) with a Delaware corporation such as the Company for three years following the date such person became an Interested Stockholder unless:
(i) before such person became an Interested Stockholder, the board of directors of the corporation approved either the Business Combination or the transaction in which the Interested Stockholder became an Interested Stockholder; (ii) upon consummation of the transaction which resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock owned by directors who are also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered); or (iii) following the transaction in which such person became an Interested Stockholder, the Business Combination is (A) approved by the board of directors of the corporation and (B) authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder. The restrictions imposed on Interested Stockholders under DGCL Section 203 do not apply under certain limited circumstances set forth therein, including certain Business Combination proposed by an Interested Stockholder following the announcement or notification of certain extraordinary transactions involving the corporation and a person who had not been an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of a majority of the corporation's directors.

      Section 203 of the DGCL provides that during such three-year period, the corporation may not merge or consolidate with an Interested Stockholder or any affiliate or associate thereof, and also may not engage in certain other transactions with an Interested Stockholder or any affiliate or associate thereof, including, without limitation, (i) any merger or consolidation of the corporation or a direct or indirect majority-owned subsidiary of the corporation with (A) the Interested Stockholder, or (B) with any other corporation if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation the above limitations of Section 203 are not applicable to the surviving corporation; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (except proportionately as a stockholder of the corporation) to or with the Interested Stockholder of assets having an aggregate market value equal to 10% or more of the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of a corporation; (iii) any transaction which results in the issuance or transfer by the corporation or by any majority owned subsidiary thereof of any stock of the corporation or such subsidiary to the Interested Stockholder, except, among other things, pursuant to a transaction which effects a pro rata distribution to all stockholders of the corporation; (iv) any transaction involving the corporation or any majority owned subsidiary thereof which has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or any such subsidiary which is owned by the Interest Stockholder (except, among other things, as a result of immaterial changes due to fractional share adjustments); or (v) any receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS


      The following is a summary of certain of the principal United States federal income tax consequences of the purchase, ownership and disposition of the Capital Securities to a holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized under the laws of the United States or any state thereof or the District of Columbia or an estate or trust the income of which is subject to United States federal income taxation regardless of source or a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States fiduciaries have the authority to control all of its substantial decisions (a "U.S. Holder"). This summary does not address the United States federal income tax consequences to persons other than U.S. Holders who purchase Capital Securities upon their initial issuance.

      This summary is based on the United States federal income tax laws, regulations and rulings and decisions now in effect, all of which are subject to change, possibly on a retroactive basis. This summary does not address the tax consequences applicable to investors that may be subject to special tax rules such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the Capital Securities as a position in a "straddle," as part of a "synthetic security" or "hedge," "conversion transaction" or other integrated investment or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of Capital Securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Capital Securities.


      PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX

CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

      The Company intends to take the position that, under current law, the Junior Subordinated Debentures constitute indebtedness for federal income tax purposes and, by acceptance of a Capital Security, each holder covenants to treat the Junior Subordinated Debentures as indebtedness and the Capital Securities as evidence of an indirect beneficial interest in the Junior Subordinated Debentures. No assurances can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service (the "Service") or, if challenged, that such challenge will not be successful. The remainder of this discussion assumes that the Junior Subordinated Debentures are classified as indebtedness for federal income tax purposes.

CLASSIFICATION OF THE TRUST


      Upon the issuance of the Capital Securities, Weil, Gotshal & Manges LLP will issue its opinion (the "Tax Opinion") to the effect that, under then current law and assuming full compliance with the terms of the Declaration (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified, for United States federal income tax purposes, as a grantor trust and not as an association taxable as a corporation. As a result, each holder of Capital Securities will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures and each holder will be required to include in its gross income the items of income realized with respect to its allocable share of those Junior Subordinated Debentures. Investors should be aware that the Tax Opinion does not address any other issue and is not binding on the Service or the courts.


INTEREST, ORIGINAL ISSUE DISCOUNT, PREMIUM AND MARKET DISCOUNT

      Final Treasury Regulations issued on June 16, 1996 generally provide that stated interest on a debt instrument is not "qualified stated interest" and, therefore, will give rise to OID unless such interest is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate. Interest is considered to be unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment (other than late payment that occurs within a reasonable grace period) or non-payment a "remote contingency."

      The Company has the right, at any time and from time to time during the term of the Junior Subordinated Debentures, to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. During any Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company (including any Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures, other than (a) dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of, Common Stock or preferred stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, and (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees or any of the Company's dividend reinvestment plans. See "Description of Junior Convertible Subordinated Debentures -- Option to Extend Interest Payment Date." The Company believes that the adverse impact that the imposition of such restrictions would have on the Company and the value of its equity securities makes the likelihood of its exercising its right to defer payments of interest on the Junior Subordinated Debentures remote. Accordingly, the Company believes, and this discussion assumes, that the stated interest on the Subordinated Debentures should be considered unconditionally payable and that the Junior Subordinated Debentures should not be considered to have been issued with OID. If so, stated interest paid or payable prior to the exercise, if any, by the Company, of its right to defer interest payments, will be taxable to a holder as ordinary interest income, generally at the time it is received or accrued, in accordance with such holder's regular method of accounting for federal income tax purposes. There can be no assurance that the Service will agree with the Company's position.


      Moreover, if, notwithstanding the foregoing, the Company does exercise its right to defer payments of interest thereon, the Junior Subordinated Debentures will be considered to be retired and reissued for their adjusted issue price at such time, and the Junior Subordinated Debentures thereafter will be considered to have been issued with OID. In such case, all the interest payments thereafter payable will be treated as OID. If the payments were treated as OID (either because the Company exercises the right to defer interest payments or because the likelihood of exercise of such right was not remote at the time of issuance), holders must include that discount in income on an economic accrual basis before the receipt of cash attributable to the interest, regardless of their method of tax accounting, and any holders who dispose of Capital Securities prior to the Distribution Record Date for payment of Distributions thereon following such Extension Period will include OID in gross income but will not receive any cash related thereto from the Trust. The amount of OID that accrues in any quarterly period will approximately equal the amount of the interest that accrues in that period at the stated interest rate. In the event that the interest payment period is extended, holders will accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest period.


      Holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income earned on the Capital Securities.

      Holders of Capital Securities other than a holder who purchased the Capital Securities upon original issuance may be considered to have acquired their undivided interests in the Junior Subordinated Debentures with market discount or acquisition premium, as such phrases are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of Capital Securities.

RECEIPT OF JUNIOR SUBORDINATED DEBENTURES UPON LIQUIDATION OF THE TRUST


      As described under "Description of Capital Securities -- Liquidation of the Trust and Distribution of Junior Subordinated Debentures," Junior Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution would be treated as a non-taxable event to each holder and each holder's aggregate tax basis in the Junior Subordinated Debentures would be equal to such holder's aggregate tax basis in its Capital Securities. A holder's holding period in the Junior Subordinated Debentures so received in liquidation of the Trust would include the period for which the Capital Securities were held by such holder. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of Junior Subordinated Debentures to the holders of Capital Securities by the Trust would be a taxable event to the Trust and a holder of Capital Securities would recognize gain or loss as if such holder had exchanged its Capital Securities for the Junior Subordinated Debentures it received upon the liquidation of the Trust. A holder will be taxable on OID (if any) in respect of Junior Subordinated Debentures received from the Trust in the manner described above under " -- Interest, Original Issue Discount, Premium and Market Discount."


SALE OR REDEMPTION OF CAPITAL SECURITIES


      A holder that sells Capital Securities (including a redemption for cash) will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts attributable to accrued but unpaid interest which has not yet been included in income, which will be treated as ordinary income) and its adjusted tax basis in the securities sold or redeemed. A holder's adjusted tax basis in the Capital Securities generally will be its initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition (and the accrual of market discount, if any, if an election to accrue market discount in income currently is made) and decreased by payments received on the Capital Securities (other than payments of qualified stated interest). Except to the extent noted above and subject to the market discount rules of the Internal Revenue Code of 1986, as amended (the "Code"), any such gain or loss generally will be short-term, mid-term or long-term capital gain or loss depending on the length of time the Capital Securities were held.

      The Capital Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting (and a cash method holder, during and after an Extension Period or if the Junior Subordinated Debentures are deemed to have been issued with OID) and who disposes of its Capital Securities between Distribution Record Dates will be required to include accrued but unpaid interest (or OID) on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to its adjusted tax basis in its Capital Securities disposed of. To the extent the selling price (which may not fully reflect the value of accrued but unpaid interest or OID) is less than such holder's adjusted tax basis, a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


CONVERSION OF CAPITAL SECURITIES

      A holder of Capital Securities generally will not recognize income, gain or loss upon the conversion, through the Conversion Agent, of its Capital Securities into Common Stock. A holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Common Stock equal to the amount of cash received less the holder's tax basis in such fractional share. A holder's tax basis in the Common Stock received upon exchange and conversion will generally be equal to the holder's tax basis in the Capital Securities delivered to the Conversion Agent for exchange less that basis allocated to any fractional share for which cash is received, and a holder's holding period in the Common Stock received upon exchange and conversion will generally begin on the date the holder acquired the Capital Securities delivered to the Conversion Agent for exchange.

ADJUSTMENT OF CONVERSION PRICE

      Treasury Regulations promulgated under Section 305 of the Code would treat holders of Capital Securities as having received a constructive distribution from the Company in the event the Conversion Price of the Junior Subordinated Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Common Stock into or for which the Junior Subordinated Debentures are convertible or exchangeable) of the holders of the Capital Securities in the assets or earnings and profits of the Company were increased, and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the Conversion Price would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Common Stock. Thus, under certain circumstances, a reduction in the Conversion Price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Capital Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

      Subject to the qualifications discussed below, income on the Capital Securities will be reported to holders on Forms 1099, which forms are expected to be mailed to holders of Capital Securities by January 31 following each calendar year.

      The Trust will be obligated to report annually to the holders of record of the Capital Securities, the interest (or OID) related to the Junior Subordinated Debentures for that year. The Trust currently intends to report such information on Form 1099 prior to January 31 following each calendar year even though the Trust is not legally required to report to record holders until April 15 following each calendar year. Under current law, holders of Capital Securities who hold as nominees for beneficial holders will not have any obligation to report information regarding the beneficial holders to the Trust. The Trust, moreover, will not have any obligation to report to beneficial holders who are not also record holders.


      Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's federal income tax liability, provided the required information is provided to the Service.


      THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER THE ALTERNATIVE MINIMUM TAX AND THE STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.


                             ERISA CONSIDERATIONS


      The Company, the obligor with respect to the Junior Subordinated Debentures held by the Trust and the Guarantee, the Issuer Trustees and the Guarantee Trustee may from time to time provide services directly or through subsidiaries to many employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), individual retirement accounts or other plans within the meaning of Section 4975 of the Code, or persons which are treated as using assets of such employee benefit plans, accounts or plans (collectively, "Plans"). As a result, the Company, the Issuer Trustees and the Guarantee Trustee may each be considered a "party in interest" or a "disqualified person" (as defined in ERISA or Section 4975 of the Code, respectively) to which the prohibited transaction provisions of ERISA or Section 4975 of the Code apply. Any direct or indirect loan or other extension of credit between the Company and any Plan with respect to which the Company is a party in interest or disqualified person may constitute a prohibited transaction unless a statutory or administrative exemption applies. The Company expects that, subject to the approval for listing of the Capital Securities on the NYSE, the Capital Securities will qualify as "publicly offered securities" within the meaning of the Department of Labor "plan assets" regulations, 29 F.R. ss. 2510.3-101, such that the Junior Subordinated Debentures held by the Trust would not be treated as plan assets of Plans that acquire Capital Securities. Notwithstanding that the Capital Securities are expected to be publicly offered securities, the Junior Subordinated Debentures might be treated as an indirect extension of credit to the Company by any Plan acquiring Capital Securities because of the specific purpose of the Trust and thereby might constitute a prohibited transaction unless an exemption applies. Accordingly, any purchaser proposing to acquire Capital Securities with assets of any Plan should consult with its counsel, particularly with respect to the applicability of such prohibited transaction provisions, and no Plan should acquire or hold any Capital Securities unless one of the following exemptions from such provisions applies: Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 90-1

(an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exception for certain transactions determined by an in-house asset manager). In particular, to avoid the occurrence of a non-exempt prohibited transaction, no individual retirement account as to which the beneficiary directs the investment thereof and the Company serves as custodian should acquire or hold any Capital Securities pursuant to the investment direction of the beneficiary.


      In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" of Plans holding Capital Securities for purposes of ERISA and Section 4975 of the Code. In such event, service providers with respect to the assets of the Trust may become parties in interest or disqualified persons with respect to investing Plans, and any discretionary authority exercised with respect to the Junior Subordinated Debentures by such persons could be deemed to constitute or give rise to a prohibited transaction under ERISA or the Code. In order to avoid such prohibited transactions, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures, to enter into the Guarantee and to have appointed the Issuer Trustees.

      A fiduciary with respect to a Plan subject to ERISA (excludes individual retirement accounts) should consider whether the purchase of Capital Securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the Plan's governing instrument or any investment management agreement with the Plan. In making such determination, a Plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager (within the meaning of section 3(38) of ERISA) to which such delegation of authority generally would be permissible under ERISA. Further, prior to an Event of Default with respect to the Junior Subordinated Debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

      Each fiduciary with respect to a Plan who is responsible for the acquisition of Capital Securities by such Plan shall be deemed to have represented and warranted for the benefit of the Company, the Issuer Trustees and the Guarantee Trustee that the acquisition and holding of Capital Securities by such Plan does not result in or give rise to a non-exempt prohibited transaction by reason of the application of one or more of PTCE 84-14, 90-1, 91-38, 95-60 or 96-23.

                                 THE OFFERINGS


      Up to 2,000,000 Capital Securities are being offered for sale in the Subscription Offering, as described below, to Eligible Subscribers, who are the holders of record of the Common Stock of the Company as of the close of business on September 18, 1997, the date chosen by the Company's Board of Directors as the record date for purposes of determining stockholders eligible to receive notice of and participate in the Subscription Offering (the "Subscription Offering Record Date"). All Capital Securities offered in the Subscription Offering and not sold to Eligible Subscribers in accordance with the procedures described below will be offered in the Public Offering by the Underwriter. See " -- The Public Offering" below.


THE SUBSCRIPTION OFFERING


      Nontransferable Subscription Rights to purchase up to 2,000,000 Capital Securities are being issued pursuant to this Prospectus at no cost to all Eligible Subscribers. The Subscription Rights are nontransferable. No person is required to subscribe for any Capital Securities in the Subscription Offering. The Company reserves the right to modify or terminate the Subscription Offering at any time and for any reason in the sole discetion of the Company, on or prior to the Subscription Offering Expiration Date, by notice to that effect delivered to the Sales Agent, followed by public notice.

SUBSCRIPTIONS FOR CAPITAL SECURITIES


      Holders of Subscription Rights may subscribe for Capital Securities by properly completing and signing the Subscription Form mailed to the Eligible Subscribers together with this Prospectus and by delivering it to the Sales Agent, or by mailing it in the postage-paid return envelope accompanying this Prospectus, accompanied by full payment for the subscribed Capital Securities (including with respect to Capital Securities sought to be purchased pursuant to the exercise of Excess Subscription Rights).


      Fully completed and executed Subscription Forms, together with full payment for the subscribed-for Capital Securities, must be received by 5:00 p.m. (New York City time) on the Subscription Offering Expiration Date. Payment for the subscribed Capital Securities (including those relating to a subscriber's Pro Rata Subscription Right and Excess Subscription Rights) must be made by certified, cashier's or personal check or by money order. The failure of the Sales Agent to receive from any Eligible Subscriber for any reason a properly completed and executed Subscription Form, accompanied by full payment, by the Subscription Offering Expiration Date, will be deemed a waiver and release by such person of all Subscription Rights held. A Subscription Form, once received by the Sales Agent, is irrevocable and cannot be amended, modified or rescinded by the Eligible Subscriber without the consent of the Company and the Trust, which consent may be withheld for any or no reason in the sole discretion of the Company and the Trust. The Company and the Trust may, but are not required to, waive any irregularities in any Subscription Form or require the submission of a corrected Subscription Form or the remittance of full payment for subscribed Capital Securities by such date as the Company and the Trust may specify.

      In order for the Subscription Rights to be eligible for exercise, funds must be available to the Trust on or prior to the Subscription Offering Expiration Date. Funds paid by uncertified personal check may take at least five business days to clear, in the case of checks drawn on domestic banks, and seven business days in the case of checks drawn on foreign banks. Accordingly, Eligible Subscribers who wish to pay for the subscribed Capital Securities by means of uncertified personal check are urged to make payment sufficiently in advance of the Subscription Offering Expiration Date to ensure that the payment is received and clears by that time, and are urged to consider in the alternative payment by means of certified or cashier's check or money order.


      The Subscription Rights will entitle each Eligible Subscriber to purchase up to the same percentage of the Capital Securities offered in the Subscription Offering (rounded down to the nearest whole Capital Security) as the percentage of the outstanding shares of Common Stock owned of record by the Eligible Subscriber as of the Subscription Offering Record Date (such entitlement being referred to as an Eligible Subscriber's "Pro Rata Subscription Right"). Based on the number of shares of Common Stock outstanding on the Subscription Offering Record Date, an Eligible Subscriber would be entitled to purchase pursuant to his Pro Rata Subscription Right .0938 of a Capital Security for each share of Common Stock held as of such date. Each Eligible Subscriber also is being given the opportunity to indicate on the Subscription Form whether such Eligible Subscriber wishes to purchase, in the event the Subscription Offering is not fully subscribed pursuant to the Pro Rata Subscription Rights, Capital Securities in excess of those allotted to him pursuant to his Pro Rata Subscription Rights and the maximum amount of such excess Capital Securities such Eligible Subscriber seeks to purchase (the "Excess Subscription Rights"). In the event the exercise of the Excess Subscription Rights results in the Subscription Offering being oversubscribed, then the number of Capital Securities sought to be purchased by each Eligible Subscriber exercising Excess Subscription Rights will be reduced and will equal the product of (i) such number of excess Capital Securities sought to be purchased by such Eligible Subscriber and (ii) a fraction, the numerator of which is the number of outstanding shares of Common Stock owned of record by such Eligible Subscriber as of the Subscription Offering Record Date and the denominator of which is the aggregate number of outstanding shares of Common Stock owned of record by all Eligible Subscribers who elect to exercise Excess Subscription Rights as of the Subscription Offering Record Date. The Sales Agent will have the authority to determine the amount of Capital Securities each Eligible Subscriber is entitled to purchase pursuant to the foregoing procedures using such methods (such as rounding) as it determines to be appropriate.

      Certain directors and executive officers of the Company owning in the aggregate approximately 24% of the Common Stock have informed the Company that they presently intend to exercise their Pro Rata Subscription Rights and also may exercise Excess Subscription Rights.


      Refunds to Eligible Subscribers in the Subscription Offering will be remitted (a) in the event of an oversubscription in the Subscription Offering and (b) in the event the Subscription Offering is terminated. Under no circumstances will interest be paid on funds delivered as payment for the Capital Securities. Any refunds due to Eligible Subscribers on funds remitted will be mailed to each Eligible Subscriber at the address designated on the Subscription Form promptly after the expiration or termination of the Subscription Offering.

      The Subscription Offering is not conditioned upon the sale of a minimum Liquidation Amount of the Capital Securities and, further, is not conditioned upon the completion of the Public Offering. The Subscription Offering may be modified or terminated at any time and for any reason in the sole discretion of the Company, on or prior to the Subscription Offering Expiration Date. In the event the Subscription Offering is terminated, refunds of the payments made for subscribed-for Capital Securities will be remitted and mailed to each Eligible Subscriber at the address designated on the Subscription Form promptly after the termination of the Subscription Offering.



      The Company has retained the services of the Sales Agent in connection with the Subscription Offering. The Sales Agent, among other things, will assist in responding to inquiries from Eligible Subscribers concerning the procedures of the Subscription Offering and will maintain records regarding subscriptions for the Capital Securities.


      For its services, the Company has agreed to pay the Sales Agent a fee in the amount of $5,000. The Company also has agreed to indemnify the Sales Agent under certain circumstances against certain liabilities and expenses, including liabilities under the Securities Act. The Company also has agreed to pay the Underwriter a financial advisory fee in an amount equal to 1.2% of the aggregate Liquidation Amount of Capital Securities offered in the Subscription Offering.


      The Information Agent for the Subscription Offering is Beacon Hill Partners, Inc. Eligible Subscribers should contact the Information Agent with any questions or if they need additional copies of this Prospectus or any other document at 1-800-854-9486.

THE PUBLIC OFFERING

      All Capital Securities unsold in the Subscription Offering will be offered to the public in the Public Offering by the Underwriter. The Public Offering will be made by means of a separate prospectus (the "Public Offering Prospectus") which will be filed as part of a post-effective amendment to the Registration Statement of which this Prospectus is a part. The price for the Capital Securities in the Public Offering will be the same as in the Subscription Offering.


      For its services, the Company has agreed to pay the Underwriter a fee in an amount equal to 1.8% of the aggregate Liquidation Amount of Capital Securities sold in the Public Offering. The Company also has agreed to indemnify the Underwriter and certain other persons under certain circumstances against certain liabilities and expenses, including liabilities under the Securities Act and will contribute payments the Underwriter may be required to make in respect thereof.


      The Company has agreed, subject to certain exceptions, not to sell any Common Stock or Capital Securities within 120 days from the date of the commencement of the Public Offering without the written consent of the Underwriter.

      The Public Offering will be made by the Underwriter pursuant to the requirements of Section 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                  LEGAL MATTERS

      Certain matters of Delaware law relating to the validity of the Capital Securities will be passed upon on behalf of the Company and the Trust by Richards, Layton & Finger P.A., special Delaware counsel to the Company and the Trust. The validity under New York law of the Junior Subordinated Debentures and the Guarantee will be passed upon for the Company and the Trust by Weil, Gotshal & Manges LLP, New York, New York. Certain legal matters will be passed upon for the Underwriter by Alston & Bird LLP, Washington, D.C. Weil, Gotshal & Manges LLP will rely on Richards, Layton & Finger P.A. as to certain matters of Delaware law.

                                     EXPERTS

      The consolidated financial statements of the Company as of September 30, 1996 and 1995 and for each of the years in the three-year period ended September 30, 1996, have been incorporated by reference herein and in this registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


==============================================         ======================================================
NO DEALER, SALESPERSON OR OTHER INDIVIDUAL                                    NEW YORK BANCORP
HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION                                    CAPITAL TRUST
OR TO MAKE ANY REPRESENTATIONS OTHER THAN
CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS IN CONNECTION WITH THE OFFER
MADE BY THIS PROSPECTUS AND, IF GIVEN OR
MADE, SUCH INFORMATION OR REPRESENTATIONS
MUST NOT BE RELIED UPON AS HAVING BEEN                                            2,000,000
AUTHORIZED BY NEW YORK BANCORP INC., NEW
YORK BANCORP CAPITAL TRUST, THE SALES AGENT
OR THE UNDERWRITER. NEITHER THE DELIVERY OF
THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER
AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE
CREATE AN IMPLICATION THAT THERE HAS NOT                              8.00% CONVERTIBLE TRUST PREFERRED
BEEN ANY CHANGE IN THE AFFAIRS OF NEW YORK                                        SECURITIES
BANCORP INC. OR NEW YORK BANCORP CAPITAL
TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS                         FULLY AND UNCONDITIONALLY GUARANTEED,
DOES NOT CONSTITUTE AN OFFER OR SOLICITATION                            THE EXTENT SET FORTH HEREIN, BY
BY ANYONE IN ANY STATE IN WHICH SUCH OFFER
OR SOLICITATIONIS NOT AUTHORIZED OR IN WHICH
THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED                                NEW YORK BANCORP INC.
TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL
TO MAKE SUCH OFFER OR SOLICITATION.


          TABLE OF CONTENTS
                                        PAGE
                                        ----


Available Information................    1                                        PROSPECTUS
Incorporation of Certain Documents by
  Reference..........................    1
Prospectus Summary...................    3
Risk Factors.........................    9
New York Bancorp Inc.................   15
Use of Proceeds......................   16
Ratios of Earnings to Fixed Charges..   17
Capitalization.......................   18
Selected Consolidated Financial and
  Other Data ........................   19
The Trust............................   22
Description of Capital Securities....   22                                       ___________, 1997
Description of Junior Convertible
  Subordinated Debentures............   33
Description of the Guarantee.........   43
Relationship Among the Capital
  Securities, the Junior
  Subordinated Debentures
  and the Guarantee..................   46
Description of New York Bancorp
  Inc. Capital Stock.................   47
Certain Federal Income Tax
  Considerations.....................   52
ERISA Considerations.................   56
The Offerings........................   57
Legal Matters........................   60
Experts..............................   60



==============================================         ======================================================


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated amounts of the expenses of and related to the Offerings are as follows:


      Registration Fee -- Securities and Exchange Commission...... $  15,152
      NASD Fee....................................................     5,500
      NYSE Fee....................................................    29,500
      Printing and engraving expenses.............................   100,000
      Underwriter's Subscription Offering advisory fee............   600,000
      Accounting fees and expenses................................    27,000
      Legal fees and expenses.....................................   200,000
      Trustees' and Sales Agent's fees and expenses...............    19,000
      Information Agent's fee.....................................     9,500
      Miscellaneous............................................... $  14,348
                                                                     -------
      Total...................................................... $1,020,000
                                                                   =========


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Restated Certificate of Incorporation of the Company (the "Company Certificate") provides, as permitted be Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or
(iv) for any transaction from which the director derived an improper personal benefit.

      The Company Certificate further provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Company's Board of Directors.

      Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation is permitted to indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

ITEM 16.  EXHIBITS.


EXHIBIT NO.   DESCRIPTION OF EXHIBIT

   4.1        Restated Certificate of Incorporation of the Company. (1)

   4.2        Bylaws of the Company, as amended. (2)

   4.3 Certificate of Trust of New York Bancorp Capital Trust (the "Trust"), dated August 28, 1997.*

   4.4 Form of Amended and Restated Declaration of Trust of the Trust, among the Company, as sponsor, the Administrators party thereto, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee and the holders from time to time of undivided interests in the assets of the Trust.

   4.5 Form of Indenture, between the Company and The Bank of New York, as Trustee.

   4.6 Form of Capital Security Certificate (included in the Declaration filed as Exhibit 4.4 to this Registration Statement).

   4.7 Form of Junior Subordinated Debenture (included in the Indenture filed as Exhibit 4.5 to this Registration Statement).

   4.8 Form of Capital Securities Guarantee Agreement, between the Company and The Bank of New York, as Guarantee Trustee.

   4.9        Subscription Form and related letters.

   5.1 Opinion of Richards, Layton & Finger P.A. as to validity of the Capital Securities.

   5.2 Opinion of Weil, Gotshal & Manges LLP as to validity of the Junior Subordinated Debentures, the Guarantee to be issued by the Company and the Common Stock issuable upon conversion of the Capital Securities.

   8.1 Opinion of Weil, Gotshal & Manges LLP as to certain federal income tax matters.

   12.1       Statement of Computation of Ratios of Earnings to Fixed Charges.*

   23.1 Consent of KPMG Peat Marwick LLP, independent public accountants for the Company.

   23.2 Consent of Richards, Layton & Finger P.A. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

   23.3 Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.2 to this Registration Statement).

   23.4 Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 8 to this Registration Statement).

   24.1       Powers of Attorney.*

   25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Declaration.

   25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture.

   25.3 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee.

   99.1       Form of Letter to Stockholders.*

   99.2 Securities Offering Questions and Answers relating to the Subscription Offering.

-------------------------------
*     Previously filed.
(1) Previously filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended September 30, 1996 and incorporated herein by reference.
(2) Previously filed as Exhibit 3 to the Company's Annual Report on Form 10-K for the year ended September 30, 1992 and incorporated herein by reference.


ITEM 17.  UNDERTAKINGS.

            (a) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            (c)   The Company hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that if has reasonable grounds to believe that it meets all the requirements for Filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Douglaston, State of New York, on this 19th day of September, 1997.


                              NEW YORK BANCORP INC.

                              By:  /s/ Michael A. McManus, Jr.
                                   ----------------------------------
                                   Michael A. McManus, Jr.
                                   President and
                                   Chief Executive Officer


      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities indicated, on the date set forth above.



            SIGNATURE                   TITLE                                     DATE
            ---------                   -----                                     ----
               *                  Chairman of the Board                    September 19, 1997
--------------------------------
   Patrick E. Malloy, III



/s/ Michael A. McManus, Jr.       President and Chief Executive Officer    September 19, 1997
--------------------------------
    Michael A. McManus, Jr.


               *                  Senior Vice President, Controller,       September 19, 1997
--------------------------------  Secretary and Director (principal
   Stan I. Cohen                  financial and accounting officer)



               *                  Director                                 September 19, 1997
--------------------------------
   Josiah T. Austin


               *                  Director                                 September 19, 1997
--------------------------------
   Geraldine A. Ferraro


               *                  Director                                 September 19, 1997
--------------------------------
   Peter D. Goodson


               *                  Director                                 September 19, 1997
--------------------------------
   John E.D. Grunow


               *                  Director                                 September 19, 1997
--------------------------------
   Walter R. Ruddy


               *                  Director                                 September 19, 1997
--------------------------------
   Gene A. Washington


*By: /s/ Michael A. McManus, Jr.                                           September 19, 1997
     ----------------------------------
     Michael A. McManus, Jr.
     Attorney-in-fact

                                   SIGNATURES



            Pursuant to the requirements of the Securities Act of 1933, New York Bancorp Capital Trust certifies that if has reasonable grounds to believe that it meets all the requirements for Filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Douglaston, State of New York on this 19th day of September 1997.



                                 NEW YORK BANCORP CAPITAL TRUST
                                 By: NEW YORK BANCORP INC.,
                                 as Sponsor

                                 By: /s/ Michael A. McManus, Jr.
                                     ----------------------------------------
                                     Michael A. McManus, Jr.
                                     President and Chief Executive Officer

                                  EXHIBIT INDEX


EXHIBIT NO.   DESCRIPTION OF EXHIBIT
-----------   ------------------------------------------------------------------

   4.1        Restated Certificate of Incorporation of the Company. (1)

   4.2        Bylaws of the Company, as amended. (2)

   4.3 Certificate of Trust of New York Bancorp Capital Trust (the "Trust"), dated August 28, 1997.*

   4.4 Form of Amended and Restated Declaration of Trust of the Trust, among the Company, as sponsor, the Administrators party thereto, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee and the holders from time to time of undivided interests in the assets of the Trust.

   4.5 Form of Indenture, between the Company and The Bank of New York, as Trustee.

   4.6 Form of Capital Security Certificate (included in the Declaration filed as Exhibit 4.4 to this Registration Statement).

   4.7 Form of Junior Subordinated Debenture (included in the Indenture filed as Exhibit 4.5 to this Registration Statement).

   4.8 Form of Capital Securities Guarantee Agreement, between the Company and The Bank of New York, as Guarantee Trustee.

   4.9        Subscription Form and related letters.

   5.1 Opinion of Richards, Layton & Finger P.A. as to validity of the Capital Securities.

   5.2 Opinion of Weil, Gotshal & Manges LLP as to validity of the Junior Subordinated Debentures, the Guarantee to be issued by the Company and the Common Stock issuable upon conversion of the Capital Securities.

   8.1 Opinion of Weil, Gotshal & Manges LLP as to certain federal income tax matters.

   12.1       Statement of Computation of Ratios of Earnings to Fixed Charges.*

   23.1 Consent of KPMG Peat Marwick LLP, independent public accountants for the Company.

   23.2 Consent of Richards, Layton & Finger P.A. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

   23.3 Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5.2 to this Registration Statement).

   23.4 Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 8 to this Registration Statement).

   24.1       Powers of Attorney.*

   25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Declaration.

   25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture.

   25.3 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Guarantee.

   99.1       Form of Letter to Stockholders.*

   99.2 Securities Offering Questions and Answers relating to the Subscription Offering.

-------------------------------
*     Previously filed.
(1) Previously filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended September 30, 1996 and incorporated herein by reference.
(2) Previously filed as Exhibit 3 to the Company's Annual Report on Form 10-K for the year ended September 30, 1992 and incorporated herein by reference.